                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              Del Webb Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, If Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

              PRELIMINARY PROXY MATERIAL -- SUBJECT TO COMPLETION

                                [DEL WEBB LOGO]

                               September   , 2000

Dear Fellow Shareholder:

     You are invited to attend the Annual Meeting of Shareholders of Del Webb Corporation (your "Company"), which will be held on Thursday, November 2, 2000 at 9:00 a..m., local time, at [TBD]. The formal notice of the meeting and the proxy statement, will appear on the following pages and describe the matters to be acted upon.

     You may receive solicitation materials from a dissident shareholder group by the name of Pacific Partners, LLC. Specifically, this dissident group has informed your Company and issued a press release stating that it intends to proceed with what we believe to be a disruptive and costly proxy contest to elect its nominees to the Board of Directors. Your Board, eight of whose ten members are independent directors, believes that the dissident group's proxy solicitation is not in the best interest of the Company and its other shareholders and strongly urges you to REJECT the dissident group's solicitation and NOT sign any proxy card this dissident group might send you. If this group elects to proceed with its stated intentions, we will provide you with more detailed information about them and why we believe it is not in your best interest to support them.

     Your vote is important. Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted. We urge you to sign, date and return the enclosed WHITE proxy card at your earliest convenience. If you have any questions or need assistance in voting your shares,
please call our proxy solicitor, [                ], toll free at
[                ].

                                          Sincerely,

                                          LeRoy C. Hanneman, Jr.
                                          Chairman of the Board and
                                          Chief Executive Office

                                [DEL WEBB LOGO]

    ------------------------------------------------------------------------

                         ANNUAL MEETING OF SHAREHOLDERS
    ------------------------------------------------------------------------

                                NOVEMBER 2, 2000
    ------------------------------------------------------------------------

                           NOTICE AND PROXY STATEMENT
    ------------------------------------------------------------------------

                                [DEL WEBB LOGO]
                         ------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                              AND PROXY STATEMENT

                                NOVEMBER 2, 2000
                         ------------------------------

     NOTICE IS GIVEN that the Annual Meeting of the Shareholders (the "Annual Meeting") of DEL WEBB CORPORATION, a Delaware corporation (the "Company"), will
be held in                 , on Thursday, November 2, 2000, at 9:00 a.m.,
Mountain Standard Time, to:

        1. Elect three Class I Directors for three-year terms expiring at the Annual Meeting of Shareholders to be held in 2003 or until their successors have been duly elected and qualified;

        2. Approve the Del Webb Corporation 2000 Executive Long-Term Incentive Plan;

        3. Approve the Del Webb Corporation 2000 Executive Management Incentive Plan;

        4. Ratify the appointment of KPMG LLP as the principal independent public accounting firm of the Company for the year ending June 30, 2001; and

        5. Transact such other business as may properly come before the Annual Meeting.

     The Board of Directors has fixed the close of business on September 5, 2000 as the Record Date for shareholders entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

     IN ORDER THAT ADEQUATE PREPARATIONS MAY BE MADE FOR THE ANNUAL MEETING, PLEASE MARK YOUR PROXY IF YOU WISH TO ATTEND. A MEETING ATTENDANCE CARD WILL BE MAILED TO YOU PROMPTLY TO FACILITATE YOUR ATTENDANCE.

     Whether or not you intend to be present at the annual meeting, please mark, sign and date the enclosed WHITE proxy card and mail it in the accompanying envelope as described in the instructions on the WHITE proxy card. The proxy may be revoked at any time prior to the annual meeting by written notice to the secretary of the company, by voting in person at the annual meeting, or by submitting a later dated proxy by mail.

                                                DONALD V. MICKUS
                                                Vice President,
                                            Secretary and Treasurer
Phoenix, Arizona
Dated:

                                [DEL WEBB LOGO]
                             6001 NORTH 24TH STREET
                             PHOENIX, ARIZONA 85016
                                  602-808-8000
                         ------------------------------

                                PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS

                         TO BE HELD ON NOVEMBER 2, 2000
                         ------------------------------

SOLICITATION OF PROXY

     This Proxy Statement has been prepared in connection with the Board of Directors' solicitation of the enclosed proxy for the Annual Meeting of Shareholders of Del Webb Corporation (the "Company"), to be held on November 2,
2000, at 9:00 a.m., Mountain Standard Time, in         . The solicitation is
made by the Board of Directors of the Company and the cost of the solicitation will be borne by the Company. The Proxy Statement has been furnished to the record holders of shares of common stock, $.001 par value, of the Company (the "Common Stock") at the close of business on September 5, 2000 (the "Record Date"). The accompanying Notice of Annual Meeting, this Proxy Statement, and the
enclosed proxy are being mailed on or about [             ,     ] to holders of
shares of Common Stock on the Record Date.

     The Annual Meeting is to:

        1. Elect three Class I Directors for three-year terms expiring at the Annual Meeting of Shareholders to be held in 2003 or until their successors have been duly elected and qualified;

        2. Approve the Del Webb Corporation 2000 Executive Long-Term Incentive Plan;

        3. Approve the Del Webb Corporation 2000 Executive Management Incentive Plan;

        4. Ratify the appointment of KPMG LLP as the principal independent public accounting firm of the Company for the year ending June 30, 2001; and

        5. Transact other business as may properly come before the Annual
           Meeting.

INFORMATION AS TO VOTING SECURITIES

     As of the Record Date, the outstanding securities of the Company entitled to a vote at the meeting consisted of 18,383,499 shares of Common Stock, each share being entitled to one vote. A majority of the outstanding shares entitled to vote shall constitute a quorum for the conduct of business.

ACTION TO BE TAKEN UNDER THE PROXIES

     If the enclosed proxy is properly returned by dating, signing, and mailing, the shares represented thereby will be voted at the Annual Meeting in accordance with those instructions. If no instructions are given with respect to the matters to be acted on, the persons acting under the proxies will vote the shares represented thereby in favor of the election of the nominees for directors named herein; in favor of the Del Webb Corporation 2000 Executive Long-Term Incentive Plan; in favor of the Del Webb Corporation 2000 Executive Management Plan; in favor of ratification of the appointment of KPMG LLP as the principal independent public accounting firm of the Company for the year ending June 30, 2001; and at their discretion as to such other business as may come before the meeting or any adjournment thereof. The Board of Directors is not aware of any other business to be brought before the meeting. If other proper matters or matters of which the Board is not aware a reasonable time prior to the meeting are introduced, then, to the extent permissible by law, the persons named in the enclosed proxy will vote the shares they represent in accordance with their judgment.

     The presence at the Annual Meeting, in person or by proxy, of holders of a majority of the outstanding shares of Common Stock entitled to vote will constitute a quorum for the transaction of business. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of any matter submitted to the shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter including the proposals to approve the Del Webb Corporation 2000 Executive Long-Term Incentive Plan and the Del Webb Corporation 2000 Executive Management Incentive Plan and to ratify the appointment of KPMG LLP as the Company's independent certified accountants, those shares will not be considered present and entitled to vote with respect to that matter, but will be considered present and entitled to vote for determining the presence of a quorum. As used herein, "uninstructed shares" means shares held by a broker who has not received instructions from its customers on such matters and the broker has so notified the Company on a proxy form in accordance with industry practice or has otherwise advised the Company that it lacks voting authority. As used herein, "broker non-votes" means the votes that could have been cast on the matter in question by brokers with respect to uninstructed shares if the brokers had received their customers' instructions. Although there are no controlling precedents under Delaware law regarding the treatment of such broker votes in certain circumstances, the Company intends to apply the principles set forth herein.

     Election of Directors: Directors are elected by a plurality and the three nominees who receive the most votes will be elected. Abstentions and broker non-votes will not be taken into account in determining the outcome of the election.

     Approval of the Del Webb Corporation 2000 Executive Long-Term Incentive Plan and the Del Webb Corporation 2000 Executive Management Incentive Plan: To be adopted, each of the Executive Long-Term Incentive Plan and the Executive Management Incentive Plan must receive the affirmative vote of the majority of the shares of Common Stock present in person or by proxy at the meeting and entitled to vote. Uninstructed shares are not entitled to vote on this matter, and therefore broker non-votes do not affect the outcome. Abstentions have the effect of negative votes.

     Ratification of Appointment of KPMG LLP: To be ratified, this matter must receive the affirmative vote of the majority of the shares of Common Stock present in person or by proxy at the meeting and entitled to vote. Uninstructed shares are not entitled to vote on this matter, and therefore broker non-votes do not affect the outcome. Abstentions have the effect of negative votes.

     ALL SHAREHOLDERS WITH VALID MEETING ATTENDANCE CARDS WILL BE ADMITTED TO THE ANNUAL MEETING. SHAREHOLDERS WHO HAVE BENEFICIAL OWNERSHIP OF COMMON STOCK THAT IS HELD BY A BANK OR BROKER (OFTEN REFERRED TO AS "HOLDING IN STREET NAME") SHOULD BRING ACCOUNT STATEMENTS OR LETTERS FROM THEIR BANKS OR BROKERS INDICATING THAT THEY OWNED COMPANY COMMON STOCK AS OF THE RECORD DATE. ACCORDINGLY, IF YOU PLAN TO ATTEND THE MEETING, PLEASE MARK THE BOX PROVIDED ON YOUR PROXY CARD SO THAT WE MAY SEND YOU AN ATTENDANCE CARD. SHAREHOLDERS ALSO MAY OBTAIN AN ATTENDANCE CARD BY SUBMITTING A WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.

     A shareholder executing and returning a proxy has the power to revoke it at any time prior to the Annual Meeting by giving written notice of revocation to the Secretary of the Company, by voting in person at the meeting, or by submitting a later dated proxy by mail.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

     The Board has nominated the three directors named below to serve three-year terms as Class I Directors. The election of the nominees requires a plurality of the votes cast with a quorum present.

                       THE BOARD OF DIRECTORS RECOMMENDS
                A VOTE "FOR" ELECTION OF THE CLASS I DIRECTORS.

DIRECTORS AND NOMINEES

     The Board of Directors currently has ten members, three members in Class I, three members in Class II, and four members in Class III. At the Annual Meeting of Shareholders on November 2, 2000, three directors in Class I will be elected to serve until the Annual Meeting of Shareholders in 2003, or until their successors are elected and qualified.

     All nominees for election have consented to being named in this Proxy Statement and have advised the Board of Directors that they are able and willing to serve as directors, if elected. It is not anticipated that any nominee for election as a director will be unable to accept nomination but, if such an event should occur, the person or persons acting under the proxies will vote for a substitute nominee designated by the Board of Directors or the remaining nominees if no substitute is nominated.

                             NOMINEES FOR ELECTION
                    FOR TERM EXPIRING AT 2003 ANNUAL MEETING
                                    CLASS I

     LEROY C. HANNEMAN, JR., 53, was appointed Chief Executive Officer of the company effective as of December 1, 1999. Mr. Hanneman joined the Company in 1972 and has held various positions in the Company, including Executive Vice President from 1996 to 1998. In May 1998, he was appointed as a director and named President and Chief Operating Officer.

     GLENN W. SCHAEFFER, 46, a director since 1997, has served as President and Chief Financial Officer of Mandalay Resort Group since 1995. Mr. Schaeffer is a director of Mandalay Resort Group and Weider Nutrition International, Inc.

     C. ANTHONY WAINWRIGHT, 67, a director since 1988, has been Vice Chairman of McKinney and Silver since 1997. From 1995 until 1997, Mr. Wainwright was Chairman of the advertising agency of Harris, Drury, Cohen, Inc. Mr. Wainwright is a director of American Woodmark Corporation, Caribiner International, Advanced Polymer Systems, Inc., Marketing Services Group, Inc., and Danka Business Systems PLC.

                              CONTINUING DIRECTORS
                    FOR TERM EXPIRING AT 2001 ANNUAL MEETING
                                    CLASS II

     D. KENT ANDERSON, 59, a director since 1994, has served as Executive Banking Officer of Compass Bank since 1996. He served as Chairman of the Board and Chief Executive Officer of Post Oak Bank from 1991 until 1996. Mr. Anderson is an advisory director of Compass Bank, and a director of Sam Houston Race Park.

     MICHAEL E. ROSSI, 56, a director since 1994, was Vice Chairman of BankAmerica Corporation from 1991 until his retirement in 1997.

     SAM YELLEN, 69, a director since 1991, was a partner with KPMG LLP from 1968 until his retirement in 1990. Mr. Yellen is a director of Downey Financial Corporation and LTC Properties, Inc.

                              CONTINUING DIRECTORS
                    FOR TERM EXPIRING AT 2002 ANNUAL MEETING
                                   CLASS III

     PHILIP J. DION, 55, has been Chairman of the Board of the company since 1987. He also served as the Company's Chief Executive Officer from 1987 until his retirement in 1999. Mr. Dion is a director of Boyd Gaming Corporation.

     MICHAEL O. MAFFIE, 52, a director since 1997, has served as President and Chief Executive Officer of Southwest Gas Corporation since 1993 and is also a member of its Board of Directors. Mr. Maffie is a director of Boyd Gaming Corporation.

     J. RUSSELL NELSON, 70, a director since 1983, was Dean of Business and Administration of the University of Colorado from 1989 until his retirement in 1992 and was President of Arizona State University from 1981 to 1989.

     PETER A. NELSON, 68, a director since 1984, was Senior Vice President of Marketing of McDonald's Corporation from 1984 until his retirement in 1990.

MEETINGS OF THE BOARD OF DIRECTORS

     During the fiscal year ending June 30, 2000, the Board of Directors held four meetings. All members of the Board attended more than 75% of the meetings of the Board and the committees on which they serve.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors appoints an Audit Committee, Executive Committee, Finance Committee, Human Resources Committee, and Nominating Committee.

     Audit Committee. None of the members of the Audit Committee is an employee of the Company. The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to: monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance; monitor the independence and performance of the Company's independent auditors and Internal Audit department; and provide an avenue of communication among the independent auditors, management, the Internal Audit department, and the Board of Directors. Each of the Audit Committee members meets the requirements of independence and expertise established by the New York Stock Exchange. The Audit Committee held three meetings during the year ended June 30, 2000.

     Executive Committee. The Executive Committee acts on Board matters that arise between meetings of the full Board of Directors. The Executive Committee did not meet during the year ended June 30, 2000.

     Finance Committee. The Finance Committee is responsible for oversight of all corporate financial matters including the following: the Company's capital structure; the Company's financial performance; management's expenditure limits; annual operating budgets; financial arrangements with respect to mergers and acquisitions of business units; the Company's dividend policy; policies of short-term investments; external relationships with bankers and other financial third parties; financial covenants; and insurance and bonding programs. The Finance Committee held three meetings during the year ended June 30, 2000.

     Human Resources Committee. The Human Resources Committee functions as the Company's compensation committee and is responsible for reviewing and recommending for approval by the Board of Directors the compensation of executives with a base pay in excess of $200,000, including such employees' participation in stock option and restricted stock plans and incentive plans. The Human Resources Committee also reviews the compensation, benefits (including executive perquisites), management development, organizational development, and affirmative action policies and programs of the Company. Certain employee benefit plans may also be submitted by the Human Resources Committee to the Board for its approval, review, and final determination. The Human Resources Committee held four meetings during the year ended June 30, 2000.

     Nominating Committee. The Nominating Committee reviews and recommends changes in the size and composition of the Board of Directors and evaluates and recommends candidates for election to the Board of Directors and appointment to Board committees. The Nominating Committee will consider proposals for nomination from shareholders that are made in writing to the Secretary, that are timely and that contain sufficient background information concerning the nominee to enable proper judgment to be made as to his or her qualifications. The Nominating Committee held two meetings during the year ended June 30, 2000.

     The composition of each committee currently is as follows:

AUDIT COMMITTEE           EXECUTIVE COMMITTEE       NOMINATING COMMITTEE
------------------------- ------------------------- --------------------------
Sam Yellen*               Philip J. Dion*           J. Russell Nelson*
Michael E. Rossi          Peter A. Nelson           Philip J. Dion
Glenn W. Schaeffer        J. Russell Nelson         Michael E. Rossi
                                                    C. Anthony Wainwright
                                                    Sam Yellen

HUMAN RESOURCES COMMITTEE
------------------------- FINANCE COMMITTEE
                          -------------------------
Peter A. Nelson*          J. Russell Nelson*
Michael O. Maffie         D. Kent Anderson
C. Anthony Wainwright     LeRoy C. Hanneman, Jr.

       ----------------------
       * Chair.

COMPENSATION OF DIRECTORS

     Directors who are not officers of the Company receive an annual retainer of $28,000, a meeting fee of $2,000 for each meeting of the Board and a meeting fee of $1,000 for each Human Resources, Finance, Nominating and Executive committee meeting, and $1,500 for each Audit Committee meeting. The Chair of the Audit Committee receives an additional $7,500 annually, the Chair of the Finance or Human Resources committee receives an additional $5,000 annually, and the Chair of the Nominating Committee and the Executive Committee each receive an additional $2,500 annually. Directors who are not officers and who devote time to committee-related activities other than attendance at meetings may be paid a per diem fee equal to the meeting fee for such additional service. Mr. Dion receives an additional $100,000 per year to serve as Chairman of the Board. In addition, Mr. Dion has a Consulting Agreement with the Company. Non-employee directors of the Company are eligible to participate in director stock option plans. These plans provide for the automatic annual grant of options to purchase shares of Common Stock to each eligible non-employee director and provide the opportunity for non-employee directors to defer all or a portion of their annual retainer into stock options and/or restricted stock. The automatic annual grants are made at the fair market value on the date of grant, November 20th of each calendar year, and the annual amount granted to each non-employee director under the plans is 2,000 shares of Common Stock. In addition, discretionary option grants may be made to non-employee directors and an automatic grant of options to purchase 6,000 shares of Common Stock is made when a non-employee director is newly appointed. Each option granted expires on the tenth anniversary of the date of grant. One-third of the options become exercisable on each of the first, second and third anniversaries of the date of grant.

     On or before December 31st of each year, each non-employee director has the ability to elect to exchange any portion or all of his or her annual retainer for the fiscal year beginning July 1st of the next calendar year for stock options or restricted stock. The election is irrevocable for the period made. Each director may also elect to defer up to 100% of his or her annual retainer and meeting fees under the Del Webb Corporation Deferred Compensation Plan. Under this plan, the irrevocable deferral election must be made on or before December 15th each year in order to be in effect for the following calendar year.

                      REPORT OF HUMAN RESOURCES COMMITTEE
                           OF THE BOARD OF DIRECTORS
                           ON EXECUTIVE COMPENSATION

     The executive compensation policies of the Company have been developed to further the Company's strategic mission of being a leader in the industries in which it participates and maximizing shareholder value. To meet these business objectives, the Company maintains a policy that the compensation of all executive officers should emphasize the relationship between pay and performance by including a variable, at-risk component, the earning of which depends upon the financial performance and the strategic positioning of the Company. To this end, the Company provides potential compensation levels necessary to attract and retain high-quality executives, to motivate key executives to achieve or exceed corporate financial and operational goals, and to contribute to the short- and long-term interests of shareholders.

     The Human Resources Committee (the "Committee") of the Board of Directors oversees the Company's executive compensation program for executives with a base pay in excess of $200,000, evaluates the performance of corporate officers, and considers management succession and related matters. The Committee reviews with the Board the compensation for the Chief Executive Officer and all other executives. The Committee currently is comprised of three independent, non-employee directors.

     The Company's executive compensation program consists of two key elements:
(1) an annual component, which consists of base salary and an annual bonus; and
(2) a long-term component, which consists of grants of stock options and shares of restricted stock and participation in the Company's retirement programs, including the Company's Supplemental Executive Retirement Plans described in "Supplemental Executive Retirement Plans" below. The policies with respect to each of these elements, as well as the basis for determining the compensation of the individuals who served as Chief Executive Officer during any part of fiscal 2000, are described below.

                                ANNUAL COMPONENT

BASE SALARY

     The Committee reviews each executive's base salary. Base salaries for executive officers are determined by evaluating each individual's performance, experience, and level of responsibility in comparison to similar positions within the Company and in the homebuilding industry. In establishing salaries for fiscal 2000, the Committee considered each executive's contributions during the past fiscal year and the competitive market for equally qualified executives. In fiscal 2000, the Committee authorized increases in the base salaries of the executive officers listed in the Summary Compensation Table on page 10 other than Mr. Hanneman, whose overall compensation was set under an Employment Agreement executed upon his promotion to Chief Executive Officer as of December 1, 1999, and Mr. Dion who retired from active employment with the company as of November 30, 1999. The base salaries of the other four executive officers increased in the range of 4% to 16% from fiscal 1999 to fiscal 2000.

     Mr. Hanneman's base salary for the year ended June 30, 2000, was established under the terms of an Employment Agreement, which provides for a base salary of $600,000 as of December 1, 1999. See "Compensation of Executive Officers -- Employment Agreements."

     Mr. Dion's salary through his retirement on November 30, 1999, was established under the terms of an Employment and Consulting Agreement, which provided for an annual base salary of $500,000. See "Compensation of Executive Officers -- Employment Agreements."

     The salaries for both Messrs. Hanneman and Dion are below the median and average base compensation paid to the Chief Executive Officers of the nine homebuilding companies included in the Composite Index described on page 15 (the "Peer Group").

ANNUAL BONUS

     The Company's annual bonus awards are a significant component of executive compensation, reflecting the Company's belief that compensation should be linked to performance. Under the Del Webb Corporation Executive Management Incentive Plan, annual bonuses paid to executives employed at the corporate headquarters, other than Messrs. Hanneman and Dion, are based on the financial performance (consolidated net earnings and cash flow) of the entire Company. Executives assigned to operations are evaluated upon both the financial performance (project cash flow and net earnings) of the operating community or division to which the executives are assigned and the financial performance of the entire Company. The Committee predetermines target annual bonuses for each executive, and for fiscal 2000 these target bonuses for the named executive officers, other than Messrs. Hanneman and Dion, were set at 70% of the executives' annual base salary. In years in which the Company's financial performance (including cash flow and net earnings) exceeds target performance, an executive could earn an annual bonus of up to 200%, or more at the discretion of the Committee, of the target amount; however, in the years in which the Company's financial performance does not meet target performance, bonus payments can be reduced or eliminated. In fiscal 2000, annual bonuses paid to Ms. Mariucci, Mr. Pankratz, Mr. Gleason and Mr. Spencer represented 129% to 137% of their base salary for fiscal 2000.

     Mr. Hanneman received an annual bonus under the Del Webb Corporation Executive Management Incentive Plan of $1,500,000 which, together with his base salary, represented an increase of 61% in Mr. Hanneman's aggregate cash compensation for fiscal 2000 as compared to fiscal 1999. Mr. Dion received a bonus under the Executive Management Incentive Plan of $1,000,000. The Executive Management Incentive Plan, which was designed so that awards could be tax-deductible for the Company under Section 162(m) of the Internal Revenue Code, was adopted by the Board of Directors and approved by the Company's shareholders in 1995.

     The Committee established three criteria at the beginning of fiscal year 2000 to use in evaluating both Messrs. Hanneman's and Dion's performance under the Executive Management Incentive Plan: (i) after-tax earnings of the Company;
(ii) net margin percentage achieved for the 2000 fiscal year financial results; and (iii) the Company's ranking within the Peer Group for return on equity. Based upon these criteria, the maximum performance award that could have been made to each of Messrs. Hanneman and Dion was $1,970,000. In setting the actual bonus awards at $1,500,000 and $1,000,000, respectively, the Committee considered that fiscal year 2000 was the best year in the history of the Company in terms of home closings, revenues, net earnings and earnings per share. Excluding the SFAS 121 writedown in fiscal year 1996, fiscal year 2000 was the sixth consecutive year of record earnings from continuing operations. The Committee also considered certain qualitative factors, such as the smooth transition in leadership from Mr. Dion to Mr. Hanneman as Chief Executive Officer, the success of the company in meeting the liquidity challenges faced at the beginning of the fiscal year, the company focus in building a strong leadership team, and the fact that both Mr. Dion and Mr. Hanneman spent only a portion of the year in the Chief Executive Officer role.

                             LONG-TERM COMPENSATION

STOCK OPTIONS AND RESTRICTED STOCK

     Long-term compensation comprises a substantial portion of total executive compensation in order to retain executives, motivate them to improve the long-term value of the Company's stock, and to further the Company's objective of linking compensation to performance. Long-term incentive compensation includes both stock options and shares of restricted stock, which contain vesting and restriction periods that are conditioned upon the executive's continued employment and, with respect to certain restricted stock awards, partially conditioned on the Company's achievement of performance goals. Consequently, the Company is able to maintain a cohesive management team and to focus management's attention on the long-term interests of the Company and the shareholders. When awarding long-term compensation, the Committee examines the executive's level of responsibility, prior compensation, previous long-term incentive awards, individual performance criteria, and industry practices relating to similar compensation. Stock options directly link executive rewards to the stock market's assessment of the Company's success, while restricted stock provides a strong retention device as well as an effective method for increasing executive stock ownership, thus encouraging a personal proprietary interest, close identification with the Company and an alignment of interests with those of the shareholders.

     Grants of stock options and restricted stock are made under various stock plans, each of which has been approved by the Company's Board of Directors and shareholders. All stock options granted to the named executive officers during fiscal 2000 were granted at the market price at the time of grant with vesting over five years and will have value only if the price of the Company's Common Stock increases. All shares of restricted stock granted to the named executive officers, other than Mr. Dion, during fiscal 2000 contain certain performance goals. If these performance goals are not met by the fifth anniversary of the date of grant, fifty percent (50%) of the award is forfeited. The remaining fifty percent (50%) of the award vests after five years regardless of performance. The vesting of the award may be accelerated prior to the fifth anniversary if a certain level of performance is achieved. This incentive structure focuses management attention on maximizing shareholder wealth in the long term, because the performance standards are based on the Company's stock price performance as compared to the stock price performance of that of its Peer Group.

     Both restricted share awards and stock option grants to named executives were determined as a percentage of their base salary, which varied with each executive's responsibilities and relative position within the Company. Restricted shares awarded in fiscal 2000 represented approximately 25% to 27% of base salary for the named executives other than Mr. Hanneman. In recognition of both his promotion to Chief Executive Officer and his continuing contribution to the Company's business, the Committee awarded restricted stock to Mr. Hanneman in fiscal 2000 representing approximately 67% of his base salary. No awards were made to Mr. Dion in fiscal 2000; however, per the terms of his Employment and Consulting Agreement, all of Mr. Dion's outstanding options and restricted stock awards became immediately exercisable and free of all restrictions upon his retirement on November 30, 1999. Section 162(m) of the Internal Revenue Code generally disallows deductions to public companies for executive compensation in excess of $1 million to named executive officers. This deduction limitation does not apply to "performance-based" executive compensation. The Company's policy is to comply with the requirements of Section 162(m) and maintain deductibility for all executive compensation, except in circumstances where the Committee concludes on an informed basis, in good faith, and with the honest belief that it is in the best interest of the Company and the shareholders to take actions with regard to the payment of executive compensation which do not qualify for tax deductibility.

                           HUMAN RESOURCES COMMITTEE

                             Peter A. Nelson, Chair
                               Michael O. Maffie
                             C. Anthony Wainwright

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following tables set forth information concerning compensation of the persons named for services in all capacities to the Company and its subsidiaries for the periods indicated therein.

                           SUMMARY COMPENSATION TABLE

                                                                                        LONG-TERM
                                                 ANNUAL COMPENSATION               COMPENSATION AWARDS
                                        --------------------------------------   -----------------------
                                                                  OTHER ANNUAL    RESTRICTED                ALL OTHER
                                                                  COMPENSATION      STOCK        OPTIONS   COMPENSATION
NAME AND PRINCIPAL POSITION      YEAR   SALARY($)     BONUS($)       ($)(1)      AWARDS($)(2)      (#)        ($)(3)
---------------------------      ----   ----------   ----------   ------------   ------------    -------   ------------
LeRoy C. Hanneman, Jr..........  2000    $510,000    $1,500,000          --        $340,320(4)   75,000      $ 83,161
  President and                  1999    $650,000    $  750,000          --        $120,612(5)   11,100      $ 82,911
  Chief Executive Officer        1998    $324,038    $  454,300          --        $354,065      37,000      $ 84,711
Philip J. Dion.................  2000    $234,687    $1,000,000     $28,011              --          --      $274,346
  Chairman of the Board(6)       1999    $500,000    $2,000,000     $23,862        $233,442      20,000      $147,798
                                 1998    $500,000    $1,400,000          --        $288,750      30,000      $147,798
Anne L. Mariucci...............  2000    $267,308    $  366,700     $ 7,956        $ 68,064(4)    7,500      $ 40,780
  Senior Vice President --       1999    $253,077    $  325,600     $ 3,728        $ 68,736(5)    7,100      $ 39,915
  Family and Country Club        1998    $203,846    $  150,000          --        $ 82,500       8,500      $ 39,557
  Communities
Frank D. Pankratz..............  2000    $259,231    $  355,700     $11,141        $ 68,064(4)    7,500      $ 71,191
  Senior Vice President --       1999    $248,077    $  318,700     $ 5,179        $ 68,736(5)    7,100      $ 69,813
  Sun Cities Las Vegas           1998    $245,000    $  257,500          --        $ 82,500       8,500      $ 69,460
John H. Gleason................  2000    $252,308    $  326,700     $ 1,113        $ 68,064(4)    7,500      $114,176
  Executive Vice President --    1999    $216,923    $  317,700     $   596        $ 68,736(5)    7,100      $113,134
  Community Planning &           1998    $196,154    $  220,600          --        $ 82,500       8,500      $112,332
  Development
John A. Spencer................  2000    $249,231    $  322,800          --        $ 68,064(4)    7,500      $ 77,246
  Executive Vice President and   1999    $223,846    $  326,000          --        $ 68,736(5)    7,100      $ 76,022
  Chief Financial Officer        1998    $206,154    $  229,000          --        $ 82,500       8,500      $ 75,386

---------------
(1) Amounts represent payments of above-market interest on compensation voluntarily deferred by the executives.

(2) At June 30, 2000, aggregate restricted shareholdings in shares (and dollars) were 27,500 ($413,380) for Mr. Hanneman, 0, ($0) for Mr. Dion, 8,300
    ($124,766) for Ms. Mariucci, 8,300 ($124,766) for Mr. Pankratz, 8,300
    ($124,766) for Mr. Gleason and 8,000 ($120,256) for Mr. Spencer. Holders of restricted stock are entitled to all dividends declared.

(3) Includes fiscal 2000 contributions by the Company to the retirement savings plan of $6,800, $0, $5,090, $6,443, $6,744, and $6,587 for Mr. Hanneman, Mr.
    Dion, Ms. Mariucci, Mr. Pankratz, Mr. Gleason, and Mr. Spencer, respectively. Includes $55,000 of director fees and $153,846 of consulting fees paid to Mr. Dion in fiscal 2000 after his retirement on November 30, 1999. All other amounts in fiscal 2000 represent annual life insurance premiums paid by the Company under its Key Executive Life Plans ("KELPs"), which are group life insurance plans covering the Company's key executives. Upon death or retirement, the aggregate of the annual premiums is repaid to the Company. Upon his retirement, Mr. Dion was no longer eligible for KELP benefits. The total coverage amounts under the KELPs are $2,904,140 for each of the other five executives named herein.

(4) The amounts represent restricted stock awards of 15,000, 3,000, 3,000, 3,000 and 3,000 shares for Mr. Hanneman, Ms. Mariucci, Mr. Pankratz, Mr. Gleason, and Mr. Spencer, respectively, fifty percent (50%) of which are forfeited if certain performance goals (based on comparative stock price performance) are not achieved within five years. The remaining fifty percent (50%) of the awards vest (subject to earlier vesting based on the achievement of performance goals) after five years regardless of performance.

(5) The amounts represent restricted stock awards of 4,650, 2,650, 2,650, 2,650 and 2,650 shares for Mr. Hanneman, Ms. Mariucci, Mr. Pankratz, Mr. Gleason, and Mr. Spencer, respectively, which vested in their entirety on November 4, 1999 as a result of certain performance goals (based on comparative stock price performance) being achieved.

(6) Mr. Dion retired as Chief Executive Officer on November 30, 2000.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                INDIVIDUAL GRANTS
                              -----------------------------------------------------    POTENTIAL REALIZABLE
                              NUMBER OF     PERCENT OF                                   VALUE AT ASSUMED
                              SECURITIES      TOTAL                                       ANNUAL RATES OF
                              UNDERLYING     OPTIONS                                    STOCK APPRECIATION
                               OPTIONS      GRANTED TO      EXERCISE                      FOR OPTION TERM
                               GRANTED     EMPLOYEES IN     OR BASE      EXPIRATION   -----------------------
NAME                            (#)(1)     FISCAL YEAR    PRICE ($/SH)      DATE        5%($)        10%($)
----                          ----------   ------------   ------------   ----------   ----------   ----------
LeRoy C. Hanneman, Jr.......    75,000        18.77%        $22.688       11/04/09    $1,070,127   $2,711,912
Philip J. Dion..............        --           --              --             --            --           --
Anne L. Mariucci............     7,500         1.88%        $22.688       11/04/09    $  107,013   $  271,191
Frank D. Pankratz...........     7,500         1.88%        $22.688       11/04/09    $  107,013   $  271,191
John H. Gleason.............     7,500         1.88%        $22.688       11/04/09    $  107,013   $  271,191
John A. Spencer.............     7,500         1.88%        $22.688       11/04/09    $  107,013   $  271,191

---------------
(1) All options granted during fiscal 2000 vest equally over a five-year period commencing on the date of grant.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR END OPTION VALUES

                                                                NUMBER OF                     VALUE OF
                                                                SECURITIES                  UNEXERCISED
                                                                UNDERLYING                    IN-THE-
                                   SHARES                      UNEXERCISED                     MONEY
                                  ACQUIRED                      OPTIONS AT                   OPTIONS AT
                                     ON       VALUE           JUNE 30, 2000                JUNE 30, 2000
                                  EXERCISE   REALIZED              (#)                          ($)
NAME                                (#)        ($)      EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE
----                              --------   --------   --------------------------   --------------------------
LeRoy C. Hanneman, Jr. .........       --          --   84,320/113,880                      $120,709/$0
Philip J. Dion..................  120,100    $637,700      268,900/0                        $248,330/$0
Anne L. Mariucci................       --          --   65,420/24,280                       $117,980/$0
Frank D. Pankratz...............       --          --   57,820/24,280                       $ 23,291/$0
John H. Gleason.................   10,000    $115,320   67,420/24,280                       $106,645/$0
John A. Spencer.................       --          --   67,420/23,780                       $120,709/$0

SUPPLEMENTAL EXECUTIVE RETIREMENT PLANS

     The Company has two Supplemental Executive Retirement Plans ("SERPs"):
"SERP I," established January 1, 1986, and "SERP II," established January 1, 1989. Under the SERPs, executive officers of the Company and its subsidiaries, as designated by the Company's Chief Executive Officer, or the Board in the case of the Chief Executive Officer, are eligible to receive benefits upon their retirement, death, disability, or termination of employment. Messrs. Dion and Spencer are participants of SERP I and Mr. Hanneman, Ms. Mariucci, Mr. Pankratz, and Mr. Gleason, are participants of SERP II. The benefits of Mr. Hanneman under SERP II are payable without early retirement reduction at age 60. Ms. Mariucci's, Mr. Pankratz's and Mr. Gleason's benefits under SERP II are payable without early retirement reduction at age 62. Mr. Spencer's benefits under SERP I are payable without early retirement reduction at age 58. The following table sets forth estimated annual retirement benefits for participants of SERP I and SERP II, respectively, at a specified "average participating compensation" level (based on the participant's highest average annual total of salary and bonuses during any five calendar years out of the seven consecutive calendar years of employment with the Company that will produce the highest amount, less certain offsets and subject to certain limitations) and years of service classifications:

                       SERP I                SERP II
PARTICIPATING     YEARS OF SERVICE       YEARS OF SERVICE
COMPENSATION    --------------------   --------------------
    LEVEL         10      20 OR MORE     10      20 OR MORE
-------------   -------   ----------   -------   ----------
    250,000      87,500    175,000      75,000    150,000
    350,000     122,500    245,000     105,000    210,000
    450,000     157,500    315,000     135,000    270,000
    550,000     192,500    385,000     165,000    330,000
    650,000     227,500    455,000     195,000    390,000
    850,000     297,500    595,000     255,000    510,000
  1,050,000     367,500    735,000     315,000    630,000

     Offsets not reflected in the above table include reductions for the equivalent of benefits received from employer contributions to the Retirement Savings Plan and certain predecessor or successor plans and 50% of the participant's maximum Social Security benefit at age 65. A participant becomes vested in retirement benefits pursuant to the SERPs at the rate of 10% per year in which the participant has been continuously employed with the Company since January 1, 1981, or their date of hire, whichever is later. The estimated credited years of service and "average participating compensation level" at August 31, 2000 for each of the individuals named in the Summary Compensation Table is as follows: under SERP I, Mr. Spencer, 19.5 years and $371,000; and under SERP II, Mr. Hanneman, 19.5 years and $770,000, Ms. Mariucci, 16.5 years and $377,000, Mr. Pankratz, 13.5 years and $422,000, and Mr. Gleason, 12.5 years and $351,000.

     Both SERPs contain a change of control provision that provides that if a participant is terminated within three years after a Change in Control (as defined), the participant would be fully vested, be credited with 20 years of service (or the number of years of service the participant would have as of his or her normal retirement date if less) and be deemed to be the greater of age 55 or the participant's actual age. Using these parameters, the benefit would be calculated, discounted back to the participant's actual age, and paid in an actuarial equivalent lump sum.

     Benefits payable under the SERPs, other than those due to a Change of Control, are paid as follows: if the actuarial lifetime equivalent lump sum value is $200,000 or less, the benefit is paid in a lump sum. If the actuarial lifetime equivalent lump sum value is greater than $200,000, the participant can elect to be paid (i) a $100,000 lump sum payment with the remainder paid in a ten-year and certain life annuity, (ii) the entire amount in a ten-year and certain life annuity, or (iii) if requested at least two years prior to retirement or termination, a different form of payment such as a joint and survivor annuity.

     The actuarial equivalent of Mr. Dion's lifetime benefit is being paid in three equal annual payments of $3,880,119 plus interest, the first of which was paid on January 1, 2000. The remaining amounts owed to Mr. Dion would accelerate upon a change of control.

     Both SERPs allow a participant or beneficiary to elect to receive a lump sum distribution of all or a portion of the participant's unpaid benefits, subject to a 10% penalty, following a Change of Control (as defined), participant's death, or termination of employment ("Accelerated Distribution").

     The interest rate and mortality table used for purposes of determining the actuarial equivalent for the SERPs generally will be based on the tables and rates used by the Pension Benefit Guaranty Corporation (the "PBGC").

EMPLOYMENT AGREEMENTS

     LEROY C. HANNEMAN, JR. The Company employs Mr. Hanneman under an employment agreement that provides for a minimum annual base salary of $600,000 and participation in any Company incentive compensation plan, pension or profit sharing plans, stock purchase plan or executive retirement plan maintained for senior executive officers. Mr. Hanneman's base salary for fiscal 2000 was set at $600,000. His agreement provides for automatic successive one-year renewal terms until one party provides the other party with written notice of non-renewal.

     Under his agreement, Mr. Hanneman is entitled to receive certain severance benefits if the Company terminates his employment without Cause (as defined), if Mr. Hanneman terminates his employment for Good Reason (as defined), or if his employment is terminated due to Permanent Disability (as defined). Generally, the severance benefits consist of continued salary and benefits for 12 months, an incentive compensation payment, and the vesting of any stock options, stock appreciation rights, and restricted stock that would otherwise vest within 12 months.

     The agreement contains change of control provisions that provide him with supplemental severance benefits if, within 24 months following a Change of Control (as defined) of the Company, Mr. Hanneman terminates his employment for Good Reason (as defined) or the Company terminates his employment without Cause (as defined). These special severance benefits include a lump sum severance payment equal to (i) three times his annual base salary, as it may be increased from time to time, plus (ii) three times the greatest of (a) the average annual incentive compensation paid to Mr. Hanneman pursuant to the Company's incentive plan with respect to the five fiscal years preceding the fiscal year in which the Change of Control occurs, or (b) an amount equal to 100% of the incentive compensation paid to Mr. Hanneman during the twelve months prior to the effective date of his termination of employment with the Company; minus (iii) the general base salary and incentive compensation severance benefits, if any, payable pursuant to the agreement due to Mr. Hanneman's termination of employment. Under Mr. Hanneman's agreement, certain insurance benefits (life, disability, accident and group health) will be continued for 30 months if his employment is terminated as described above following a Change of Control and a lump sum payment equal to 20% of his base salary, as it may be increased from time to time, will be paid in lieu of all other fringe benefits. Mr. Hanneman also is entitled to be reimbursed for any excise taxes imposed upon him due to these change of control benefits or any other payments or amounts that are deemed to be contingent on a change of control, as well as any excise, income, or employment taxes imposed on these reimbursements. Furthermore, all options and restricted stock previously granted will become immediately exercisable and free of all restrictions.

     PHILIP J. DION. Mr. Dion retired from active employment in November 1999, and continues as the Chairman of the Board and as a consultant of the company. An Employment and Consulting Agreement with him provides that he will consult with the Company and receive $250,000 per year during the two-year consulting period.

     Under the Employment and Consulting Agreement, Mr. Dion is entitled to continued health insurance coverage following the termination of his employment.

     ANNE L. MARIUCCI, FRANK D. PANKRATZ, JOHN H. GLEASON, JOHN A. SPENCER. The Company employs Ms. Mariucci, Mr. Pankratz, Mr. Gleason and Mr. Spencer under employment agreements that provide for a minimum base salary and participation in any Company incentive compensation plan or executive retirement plan maintained for senior executive officers. Ms. Mariucci's, Mr. Pankratz's, Mr. Gleason's and Mr. Spencer's base salaries for fiscal 2000 were set at $275,000, $265,000, $260,000, and $255,000, respectively. Their agreements provide for automatic successive one-year renewal terms until one party provides the other party with written notice of non-renewal.

     Under the agreements, Ms. Mariucci, Mr. Pankratz, Mr. Gleason and Mr. Spencer are entitled to receive certain severance benefits if the Company terminates their employment without Cause (as defined), or if they terminate their employment for Good Reason (as defined), or if their employment is terminated due to Permanent Disability (as defined). Generally the severance benefits consist of continued salary and benefits for 12 months, an incentive compensation payment, and the vesting of stock options and restricted stock that would otherwise vest within 12 months.

     These agreements contain change of control provisions that are substantially similar to the provisions contained in Mr. Hanneman's employment agreement described above.

                               PERFORMANCE GRAPH

     The following graph compares the five-year cumulative total shareholder return on the Company's Common Stock to total returns on the Standard & Poor's 500 Stock Index and a composite index of peer group corporations in the homebuilding industry (the "Composite Index").

     The Composite Index of peer group corporations includes Centex Corporation; D.R. Horton; Hovnanian Enterprises, Inc.; Kaufman & Broad Home Corporation; Lennar Corporation; Pulte Corporation; The Ryland Group, Inc.; Standard Pacific Corp.; and Toll Brothers, Inc. (collectively, the "Peer Group"). The Composite Index is consistent with the peer group used in the Company's 1999 Proxy Statement.

     The graph assumes that the value of the investment in the Company's Common Stock, the S&P 500 Index, and the Peer Group companies each was $100 on June 30, 1995, and that all dividends paid were reinvested. The Peer Group is weighted by market capitalization.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
                 AMONG DEL WEBB CORPORATION, THE S&P 500 INDEX
                                AND A PEER GROUP
[DEL WEBB COMPARISON CHART]

                                                        DEL WEBB
                                                       CORPORATION                 PEER GROUP                   S & P 500
                                                       -----------                 ----------                   ---------
6/95                                                        100                         100                         100
6/96                                                      86.91                      107.84                         126
6/97                                                      71.48                       132.5                      169.73
6/98                                                     115.14                         221                      220.92
6/99                                                     106.19                      186.67                      271.19
6/00                                                      68.11                       147.9                      290.85

---------------
 * $100 INVESTED ON 6/30/95 IN STOCK OR INDEX -- INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING JUNE 30.

                             PRINCIPAL SHAREHOLDERS

     To the best of the Company's knowledge, the following are beneficial owners of more than 5% of the Company's Common Stock. In preparing the table below, the Company has relied, without further investigation, on information filed by the following reporting persons with the Securities and Exchange Commission under the Securities Act of 1934. The Company makes no representations as to the current accuracy or completeness of the information reported.

               NAME AND ADDRESS                 AMOUNT AND NATURE OF      PERCENT
             OF BENEFICIAL OWNER                BENEFICIAL OWNERSHIP    OF CLASS(1)
             -------------------                --------------------    -----------
Dimensional Fund Advisors Inc.(2).............       1,151,288              6.26%
1299 Ocean Avenue, 11th Floor
Santa Monica, California 90401
Citigroup Inc.(3).............................       1,926,602             10.48%
153 East 53rd Street
New York, NY 10043
Pacific Partners LLC..........................       1,002,186              5.45%
1702 East Highland, Suite 310
Phoenix, Arizona 85016

---------------
(1) Based upon the number of shares of Common Stock outstanding and entitled to be voted at the Annual Meeting as of the Record Date.

(2) Amendment No. 1 to Schedule 13G, filed with the Securities and Exchange Commission on February 11, 2000, by Dimensional Fund Advisors Inc., reports Dimensional Fund Advisors Inc. has sole dispositive and voting power with respect to all such shares.

(3) Amendment No. 7 to Schedule 13G, filed with the Securities and Exchange Commission on January 15, 1999, by Citigroup Inc. and certain affiliated entities, including Salomon Smith Barney Holdings, Inc. and Mutual Management Corp., reports shared dispositive and voting power with respect to all such shares.

(4) Amendment No. 1 to Schedule 13D, filed with the Securities and Exchange Commission on August 31, 2000, by Pacific Partners LLC, reports Pacific Partners LLC has shared dispositive and voting power with respect to all such shares.

                   SHARE OWNERSHIP OF DIRECTORS AND OFFICERS

     The following table sets forth, as of August 31, 2000, certain information regarding beneficial ownership of the Company's Common Stock by each director, the Company's named executive officers, and the directors and executive officers of the Company as a group.

                                                        AMOUNT OF           PERCENT
               BENEFICIAL OWNER                  BENEFICIAL OWNERSHIP(1)    OF CLASS
               ----------------                  -----------------------    --------
D. Kent Anderson...............................            14,397                *
Philip J. Dion.................................           371,611             1.99%
John H. Gleason................................           108,723                *
LeRoy C. Hanneman, Jr. ........................           142,484                *
Michael O. Maffie..............................             5,669                *
Anne L. Mariucci...............................            97,936                *
J. Russell Nelson..............................            10,484                *
Peter A. Nelson................................            17,002                *
Frank D. Pankratz..............................           102,900                *
Michael E. Rossi...............................             7,002                *
Glenn W. Schaeffer.............................             5,668                *
John A. Spencer................................           104,624                *
C. Anthony Wainwright..........................            10,817                *
Sam Yellen.....................................            20,245                *
Directors and executive officers as a group (19
  persons).....................................         1,268,750             6.61%

---------------
 * Less than 1% of the issued and outstanding shares of Common Stock of the Company

(1) Lists voting securities, including restricted stock held by directors and officers over which the officers have voting power but no investment power. Otherwise, each director or officer has sole voting power and investment power over the shares reported, except as noted. This column also includes the following shares that may be acquired pursuant to options exercisable within 60 days: 14,397 shares for Mr. Anderson; 268,900 shares for Mr. Dion; 61,920 shares for Mr. Gleason; 76,820 shares for Mr. Hanneman; 4,669 shares for Mr. Maffie; 57,920 shares for Ms. Mariucci; 10,384 shares for Dr. J. R. Nelson; 10,002 shares for Mr. P. Nelson; 57,820 shares for Mr. Pankratz; 7,002 shares for Mr. Rossi; 5,668 shares for Mr. Schaeffer; 59,920 shares for Mr. Spencer; 10,001 shares for Mr. Wainwright; 18,245 shares for Mr. Yellen; and 821,798 shares for directors and executive officers as a group.

                                   PROPOSAL 2
                                  APPROVAL OF
          DEL WEBB CORPORATION 2000 EXECUTIVE LONG-TERM INCENTIVE PLAN

GENERAL

     The Board of Directors has adopted a new stock plan entitled the "Del Webb Corporation 2000 Executive Long-Term Incentive Plan" (the "2000 Executive Long-Term Incentive Plan") for key employees of the Company. The 2000 Executive Long-Term Incentive Plan will become effective as of November 2, 2000, subject to approval by the affirmative vote of the holders of the majority of Company Common Stock present, or represented, and entitled to vote thereon, at the Annual Meeting of Shareholders.

     The Board of Directors believes that the 2000 Executive Long-Term Incentive Plan will promote the success, and enhance the value, of the Company by linking the personal interest of participants to those of Company shareholders and by providing participants with an incentive for outstanding performance.

     The 2000 Executive Long-Term Incentive Plan provides for the granting of stock options, both incentive stock options and nonqualified stock options, restricted stock, performance units, and performance-based awards to eligible key employees. The summary of the principal provisions of the 2000 Executive Long-Term Incentive Plan is set forth below. The summary is qualified by reference to the full text of the 2000 Executive Long-Term Incentive Plan, which is attached as Appendix A to this Proxy Statement.

ADMINISTRATION

     The 2000 Executive Long-Term Incentive Plan will be administered by the Human Resources Committee of the Board, or by any other committee appointed by the Board and, unless specifically provided by the Board, such committee shall consist of at least two directors each of whom qualifies as a non-employee director and an "outside director" under Section 162(m) of the Internal Revenue Code, as amended and the regulations thereunder (for purposes of the 2000 Executive Long-Term Incentive Plan only, the "Committee").

     The Committee may delegate to any officer of the Company, or any Committee of officers, the authority to take all actions with regard to grants to employees other than officers. The delegation must specify the aggregate number of shares that may be awarded pursuant to the delegation and also may involve any other limitations that the Committee deems appropriate.

ELIGIBILITY

     Persons eligible to participate in the 2000 Executive Long-Term Incentive Plan include all officers and key employee of the Company and its subsidiaries, as determined by the Committee, including employees of the Company and its subsidiaries, as determined by the Committee, including employees who are members of the Board, but excluding directors who are not employees. As of June 30, 2000, there were approximately 120 officers and key employees of the Company and its subsidiaries.

LIMITATION ON AWARDS AND SHARES AVAILABLE

     An aggregate of 500,000 shares of Company Common Stock is available for grant under the 2000 Executive Long-Term Incentive Plan. Of such 500,000 shares, no more than 50,000 shares of restricted stock with only time based restrictions, and an additional 100,000 shares of restricted stock with performance based restrictions may be granted under the 2000 Executive Long-Term Incentive Plan. The maximum number of shares of Company Common Stock that may be subject to one or more awards to a participant under the 2000 Executive Long-Term Incentive Plan is 150,000. The maximum number of shares of Company Common Stock payable in the form of performance-based awards to any one participant for a performance period is 40,000 shares. As of September 5, 2000, the closing price of the Company's Common Stock on The New York Stock Exchange was $22.625 per share.

AWARDS

     The 2000 Executive Long-Term Incentive Plan provides for the grant of incentive stock options, nonqualified stock options, restricted stock, performance units, or performance-based awards. No determination has been made as to the types or amounts of awards that will be granted to specific individuals under the 2000 Executive Long-Term Incentive Plan. See the Summary Compensation Table and Option Grants in Last Fiscal Year on pages 10 and 11, respectively, for information on prior awards to named executive officers.

     Stock options may be granted under the 2000 Executive Long-Term Incentive Plan, including incentive stock options, as defined under Section 422 of the Code, and nonqualified stock options. The option exercise price of all stock options granted under the 2000 Executive Long-Term Incentive Plan shall not be less than 100% of the fair market value of the Company's Common Stock on the date of grant. Stock options may be exercised as determined by the Committee, but in no event after the tenth anniversary date of grant.

     Upon exercise of a stock option, the purchase price must be paid in full in either cash or its equivalent or by tendering previously acquired shares of Company Common Stock with a fair market value at the time of exercise equal to the exercise price (provided such shares have been held for at least six months prior to tender). The Committee may also allow cashless exercise or by any other means that the Committee determines to be consistent with the purpose of the 2000 Executive Long-Term Incentive Plan and as permitted under applicable law.

     As discussed above, restricted stock may be granted under the 2000 Executive Long-Term Incentive Plan. A restricted stock award is the grant of shares of Common Stock at a price determined by the committee (including zero), that is nontransferable and subject to substantial risk of forfeiture until specific conditions are met. Conditions may be based on continuing employment or achievement of performance goals. During the period of restriction, participants holding shares of restricted stock shall have full voting and dividend rights with respect to such shares. The restrictions will lapse in accordance with a schedule or other conditions determined by the Committee.

     A performance unit is a contingent right to receive a pre-determined amount if certain performance goals are met. The value of performance units will depend on the degree to which the specified performance goals are achieved. Payment of earned performance units will be made in a single lump sum within 45 days after the end of the measurement period for the performance unit. The Committee may, in its discretion, pay earned performance units in cash, or stock, or a combination of both.

     The amount of payments made to a participant will be the value of the performance unit for the level of performance achieved multiplied by the number of performance units earned by the participant. Prior to the beginning of each measurement period for the performance unit, participants may elect to defer the receipt of the performance unit payout on terms acceptable to the Committee.

     Grants of performance-based awards under the 2000 Executive Long-Term Incentive Plan enable the Committee to treat restricted stock and performance unit awards granted under the Plan as "performance-based compensation" under
Section 162(m) of the Code and preserve the deductibility of these awards for federal income tax purposes. Because Section 162(m) of the Code only applies to those employees who are "covered employees," as defined in Section 162(m) of the Code, only covered employees are eligible to receive performance-based awards.

     Participants are only entitled to receive payment for a performance-based award for any given performance period to the extent that pre-established performance goals set by the Committee for the period are satisfied. These pre-established performance goals must be based on one or more of the following performance criteria: pre- or after-tax net earnings, revenue growth, operating income, operating cash flow, return on net assets, return on shareholders' equity, return on assets, return on capital, share price growth, shareholder returns, gross or net profit margin, earnings per share, price per share, and market share. These performance criteria may be measured in absolute terms or as compared to any incremental increase or as compared to results of a peer group. With regard to a particular performance period, the Committee shall have the discretion to select the length of the performance period, the type of performance-based awards to be granted, and the goals that will be used to measure the performance for the period. In determining the actual size of an individual performance-based award for a performance period, the Committee may reduce or eliminate (but not increase) the award. Generally, a participant will have to be employed on the last day of the performance period in order to be eligible for a performance-based award for that period.

AMENDMENT AND TERMINATION

     The Committee, subject to approval of the Board, may terminate, amend, or modify the 2000 Executive Long-Term Incentive Plan at any time; provided, however, that shareholder approval will be obtained for any amendment to the extent necessary and desirable to comply with any applicable law, regulation or stock exchange rule.

     In no event may an award be granted under the 2000 Executive Long-Term Incentive Plan on or after November 2, 2010.

FEDERAL INCOME TAX CONSEQUENCES

     A participant receiving incentive stock options, nonqualified stock options, restricted stock, or performance-based awards will not recognize taxable income at the time of grant. At the time the nonqualified stock option is exercised, the restrictions lapse on restricted stock, or performance units or performance-based awards are paid, as the case may be, the participant will recognize ordinary taxable income in an amount equal to the difference between the amount paid for such award and fair market value of the Company's Common Stock or amount received on the date of exercise or lapse of restriction. The Company will be entitled to a concurrent deduction equal to the ordinary income recognized by the participant.

     A participant granted an incentive stock option will not recognize taxable income at the time of exercise. However, the excess of the fair market value of the Common Stock received over the option price is an item of tax preference income potentially subject to the alternative minimum tax. If stock acquired upon exercise of an incentive stock option is held for a minimum of two years from the date of grant and one year from the date of exercise, the gain or loss (in an amount equal to the difference between the sales price and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and the Company will not be entitled to any deduction. If the holding period requirement is not met, the incentive stock option will be treated as one which does not meet the requirements of the Internal Revenue Code for incentive stock options and the tax consequences described for nonqualified stock options will generally apply.

CHANGE IN CONTROL

     In the event of a Change in Control (as defined) of the Company: (i) all options granted under the 2000 Executive Long-Term Incentive Plan shall become immediately exercisable; (ii) any restriction periods and restrictions imposed on restricted stock shall lapse; (iii) the value of all performance units and the time and manner of payment for all performance units will be governed by the terms of the performance unit award agreement; and (iv) the Committee may make any modifications to awards that may be deemed to be appropriate before the effective date of the Change in Control subject to any applicable shareholder or participant approval requirements. Under the Plan, a Change in Control occurs upon any of the following events: (i) any person becoming the beneficial owner of 20% or more of the Company's Common Stock; (ii) during any two consecutive year period, the persons who are on the Company's Board of Directors at the beginning of such period and any new person elected by two-thirds of such directors cease to constitute a majority of the persons serving on the Board of Directors; or (iii) the Company's shareholders approve (a) a merger or consolidation of the Company with another corporation (other than a merger in which 80% of the current shareholders remain as shareholders of the new corporation), (b) a plan of complete liquidation, or (c) a sale of substantially all of the Company's assets.

NEW PLAN BENEFITS

     No awards will be granted under the 2000 Executive Long-Term Incentive Plan until it is approved by the Company's shareholders. Therefore, it is not possible to determine the benefits that will be received in the future by participants in the 2000 Executive Long-Term Incentive Plan or the benefits that would have been received by such participants if the 2000 Executive Long-Term Incentive Plan had been in effect in the year ended June 30, 2000.

VOTE REQUIRED

     Adoption of the 2000 Executive Long-Term Incentive Plan requires approval by holders of a majority of the outstanding shares of Company Common Stock who are present, or represented, and entitled to vote thereon, at the Annual Meeting of Shareholders.

                       THE BOARD OF DIRECTORS RECOMMENDS
                      A VOTE "FOR" APPROVAL OF PROPOSAL 2.

                                   PROPOSAL 3
                                  APPROVAL OF
         DEL WEBB CORPORATION 2000 EXECUTIVE MANAGEMENT INCENTIVE PLAN

     The Board of Directors has adopted the Del Webb Corporation 2000 Executive Management Incentive Plan (the "Executive Management Incentive Plan"). The Executive Management Incentive Plan will become effective as of July 1, 2000, subject to further approval by the affirmative vote of the holders of the majority of Company Common Stock present, or represented, and entitled to vote, at the Annual meeting of Shareholders. No award may be made under the Executive Management Incentive Plan after its expiration date, but awards made prior thereto may extend beyond that date.

     The Executive Management Incentive Plan will provide for annual incentive awards to certain of the Company's key executives and is being submitted to shareholders in an effort to assure that awards under the Executive Management Incentive Plan will be tax deductible for the Company. Section 162(m) of the Internal Revenue Code of 1986, as amended from time to time (the "Code") places a $1 million annual limit on the amount of compensation paid to the named executive officers that may be deducted by the Company for federal income tax purposes, unless such compensation is based on the achievement of pre-established performance goal(s) set by the Human Resources Committee pursuant to an incentive plan that has been approved by the Company's shareholders.

     Shareholder approval of the Executive Management Incentive Plan is necessary for maintaining the tax-deductible status of incentive payments made to the participants, as well as to allow the Company to continue its long-standing policy of recognizing and rewarding on an annual basis those key executives for their contributions to the overall success of the Company.

     The summary is qualified by reference to the full text of the 2000 Executive Long-Term Incentive Plan, which is attached as Appendix B to this Proxy Statement

     The primary features of the Executive Management Incentive Plan are summarized below.

ELIGIBILITY

     Awards may be made under the Executive Management Incentive Plan to any employee of the Company who is a "covered employee" within the meaning of
Section 162(m) of the Code.

ADMINISTRATION

     The Executive Management Incentive Plan will be administered by the Human Resources Committee or any other committee appointed by the Board of Directors (the "Committee"), which consists of not less than two non-employee directors who are ineligible to participate in the Executive Management Incentive Plan and are "outside directors" within the meaning of Section 162(m). The Committee has full authority to interpret the Executive Management Incentive Plan and to establish rules for its administration. The Committee has the authority to determine eligibility for participation in the Executive Management Incentive Plan, to decide all questions concerning eligibility for and the amount of awards, and to establish and administer the performance goals (defined below) and certify whether, and to what extent, they are attained.

DETERMINATION OF AWARDS

     In determining awards to be made under the Executive Management Incentive Plan, the Committee may approve a formula that is based on one or more objective criteria to measure corporate performance as set forth in the Executive Management Incentive Plan ("Performance Criteria"). The Committee may establish Performance Criteria and as selected by the Committee, the Committee may set annual performance objectives ("Performance Goals") with respect to such Performance Criteria for the Company. Performance Criteria must include one or more of the following: the Company's pre- or after-tax net earnings, revenue growth, operating income, operating cash flow, return on net assets, return on shareholders' equity, return on assets, return on capital, share price growth, shareholder returns, gross or net profit margin, earnings per share, price per share and market share, any of which may be measured either in absolute terms, or as compared to any incremental increase, or as compared to results of a peer group. The Committee will also determine the amount and form of compensation payable to the participant upon attainment of a Performance Goal before the beginning of each Performance Period or within the time permitted under Section 162(m) of the Code.

     Payment of awards will be made in cash. The Committee will make all determinations regarding the achievement of Performance Goals and the determination of actual awards. The Committee may in its discretion decrease, but not increase, the amount of any award that otherwise would be payable under the Executive Management Incentive Plan.

AMOUNT AVAILABLE AND MAXIMUM INDIVIDUAL AWARDS

     The Committee shall determine the amount available for awards in any year. The maximum award payable to any covered employee under the plan for a performance period is $3,000,000.

AMENDMENT AND TERMINATION

     The Committee may suspend or terminate the Plan at any time with or without prior notice. In addition, the Committee may from time to time and with or without prior notice, amend or modify the Plan in any manner, but may not without shareholder approval adopt any amendment that would require the vote of shareholders of the Company pursuant to Section 162(m) of the Code.

FEDERAL INCOME TAX CONSEQUENCES

     The amount of cash received by a participant is required to be recognized by such participant as ordinary income subject to withholding and will generally be allowed as a deduction to the Company.

     Section 162(m) limits the deduction of compensation in excess of $1 million per year paid to certain of the Company's employees unless, among other exceptions, the compensation is performance-based compensation within the meaning of that provision. The Company believes that Section 162(m), will not limit the deduction of compensation payable pursuant to the Executive Management Incentive Plan.

     The Executive Management Incentive Plan is not subject to any provision of the Employee Retirement Income Security Act of 1974 and is not qualified under
Section 401(a) of the Code.

     The preceding discussion of federal income tax consequences does not purport to be a complete analysis of all of the potential tax effects of the Executive Management Incentive Plan. It is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. No information is provided with respect to foreign, state or local tax laws, or estate and gift tax considerations.

VOTE REQUIRED

     Adoption of the Executive Management Incentive Plan requires approval by holders of a majority of the outstanding shares of Company Common Stock who are present, or represented, and entitled to vote thereon, at the Annual Meeting of Shareholders.

                       THE BOARD OF DIRECTORS RECOMMENDS
                      A VOTE "FOR" APPROVAL OF PROPOSAL 3.

                                   PROPOSAL 4
              RATIFICATION OF APPOINTMENT OF PRINCIPAL INDEPENDENT
            PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING JUNE 30, 2001

     The Board of Directors, on the recommendation of the Audit Committee, has appointed KPMG LLP as the firm of independent certified public accountants to audit the books and accounts of the Company and its consolidated subsidiaries for the year ending June 30, 2001, subject to ratification by the shareholders.

     A representative of KPMG LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement if such representative desires to do so, and will be available to respond to appropriate questions by shareholders.

     Shareholder ratification of the selection of KPMG LLP as the Company's independent auditors is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of KPMG LLP to the shareholders for ratification as a matter of good corporate practice.

If the shareholders fail to ratify the election, the Audit Committee and the Board of Directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board of Directors in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such an appointment would be in the best interest of the Company and its shareholders.

                       THE BOARD OF DIRECTORS RECOMMENDS
                      A VOTE "FOR" APPROVAL OF PROPOSAL 4.

                           MISCELLANEOUS INFORMATION

PARTICIPANTS IN THE SOLICITATION

     Under applicable regulations of the Securities and Exchange Commission, each member of the Board and certain executive officers of the Company may be deemed to be a "participant" in the Company's solicitation of proxies. The principal occupation and business address of each person who may be deemed a participant are set forth in Appendix C hereto. Information about the present ownership by the directors and named executive officers of the Company of the Company's securities is provided in this proxy statement and the present ownership of the Company's securities by other participants is listed in Appendix C.

SOLICITATION OF PROXIES

     The proxies are being solicited by order of the Board of Directors of the Company, and the cost of such solicitation will be borne by the Company. Directors, officers or employees of the Company listed on Appendix C hereto may solicit proxies by telephone, by internet, or in person without additional compensation. Arrangements may be made with brokerage firms and nominees to mail proxy material to beneficial owners, and the Company may reimburse brokers for their expenses and postage on the scale established by the New York Stock Exchange. In addition, the Company has arranged for Corporate Investor Communications, Inc. ("CIC") to assist in the solicitation of proxies, at an anticipated cost of approximately $55,000 plus reasonable out-of-pocket expenses. CIC will employ approximately 35 people to solicit proxies from the Company's shareholders.

     Expenses related to the solicitation of proxies from shareholders, exclusive of expenses related to litigation, in excess of those normally spent
for an annual meeting, are expected aggregate approximately $           of which
approximately $           has been spent to date.

ANNUAL REPORT

     The Company's Annual Report for the fiscal year ended June 30, 2000, which includes financial statements, is being mailed concurrently to all shareholders of record as of September 5, 2000. It is not to be regarded as proxy soliciting material.

OTHER BUSINESS

     The Board of Directors has not been informed of any other proposals that are to be presented at the Annual Meeting. If any other proposals properly come before the Annual Meeting, however, the persons named in the enclosed WHITE proxy card will exercise their discretion to vote on such proposals in accordance with their best judgment as to the best interests of the Company and its shareholders.

                     SHAREHOLDER NOMINATIONS AND PROPOSALS

     Subject to certain requirements contained in the Company's Bylaws, a shareholder of record may propose the nomination of someone for director by written notice to the Secretary of the Company. Such notice must contain certain information concerning the nominee and the shareholder making the nomination and must be timely given, as described in the Company's Bylaws. A nomination that does not comply with the above procedure will be disregarded.

     Shareholder proposals for the 2001 Annual Meeting must be received at the principal executive offices of the Company, 6001 North 24th Street, Phoenix, Arizona 85016, not later than May 30, 2001, to be considered for inclusion in the 2001 Proxy Statement. Proposals to be presented at the Annual Meeting that are not intended for inclusion in the Proxy Statement must be submitted in accordance with applicable provisions of the Company's Bylaws.

     Shareholders are urged to mark, sign, date, and mail the proxy in the enclosed envelope, postage for which has been provided for mailing in the United States. Your prompt response is appreciated.

                                          DONALD V. MICKUS

                                          Vice President, Secretary
                                                and Treasurer

Dated:

                                   APPENDIX A

                              DEL WEBB CORPORATION
                    2000 EXECUTIVE LONG-TERM INCENTIVE PLAN

                                   ARTICLE 1.

                      ESTABLISHMENT, PURPOSE, AND DURATION

     1.1 Establishment of the Plan. Del Webb Corporation, a Delaware corporation (the "Company"), establishes an incentive compensation plan to be known as the "Del Webb Corporation 2000 Executive Long-Term Incentive Plan" (the "Plan"). The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Restricted Stock, Performance Units, and Performance-Based Awards.

     Subject to shareholder ratification, the Plan shall become effective as of November 2, 2000 (the "Effective Date") and shall remain in effect as provided in Section 1.3.

     1.2 Purpose of the Plan. The purpose of the Plan is to promote the success and enhance the value of Company by linking the personal interests of Participants to those of Company shareholders, and by providing Participants with an incentive for outstanding performance. The Plan is also intended to provide flexibility to Company in its ability to motivate, attract, and retain the services of Participants upon whose judgment, interest, and special effort the successful conduct of its operation is dependent.

     1.3 Duration of the Plan. Subject to ratification by the shareholders of Company, the Plan shall begin on the Effective Date and shall remain in effect, subject to Article 13, until all Shares subject to it shall have been purchased or acquired according to the Plan's provisions. However, in no event may an Award be granted under the Plan on or after November 1, 2010.

                                   ARTICLE 2.

                          DEFINITIONS AND CONSTRUCTION

     2.1 Definitions.

     (a) "Award" means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Restricted Stock, Performance Units, or Performance-Based Awards.

     (b) "Beneficial Owner" shall have the meaning ascribed in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

     (c) "Board" or "Board or Directors" means the Board of Directors of Company.

     (d) "Cause" means (i) the breach by a Participant of any employment contract between the Participant and Company, (ii) the conviction of a Participant of a felony or crime involving moral turpitude (meaning a crime that necessarily includes the commission of an act of gross depravity, dishonesty or bad morals), or (iii) willful and gross misconduct on the part of a Participant that is materially and demonstrably detrimental to Company.

     (e) A "Change in Control" of Company shall be deemed to have occurred in any or all of the following instances:

          (1) Any "person" as such term is used in Sections 13(d) and 14(d) of the Exchange Act, other than a trustee or other fiduciary holding securities under an employee benefit plan of

     Company or a corporation owned directly or indirectly by the stockholders of Company in substantially the same proportions as their ownership of stock of Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Company representing 20% or more of the total voting power represented by Company's then outstanding Voting Securities (as defined below); or

          (2) During any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of Company and any new Director whose election by the Board of Directors or nomination for election by Company's stockholders was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

          (3) The stockholders of Company approve a merger or consolidation of Company with any other corporation, other than a merger or consolidation which would result in the Voting Securities of Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 80% of the total voting power represented by the Voting Securities of Company or such surviving entity outstanding immediately after such merger or consolidation; or

          (4) The stockholders of Company approve a plan of complete liquidation of Company or an agreement for the sale or disposition by Company of (in one transaction or a series of transactions) all or substantially all Company's assets.

     For purposes of this Section, the term "Voting Securities" shall mean and include any securities of Company which vote generally for the election of directors.

     (f) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     (g) "Committee" means the committee, as specified in Article 3, appointed by the Board to administer the Plan with respect to grants of Awards.

     (h) "Company" means Del Webb Corporation (including any and all Subsidiaries), or any successor thereto as provided in Article 15.

     (i) "Covered Employee" means an Employee who is a "covered employee" within the meaning of Section 162(m) of the Code.

     (j) "Director" means any individual who is a member of the Board of Directors of Company.

     (k) "Disability" means a permanent and total disability, within the meaning of Code Section 22(e)(3), as determined by the Committee in good faith, upon receipt of sufficient competent medical advice from one or more individuals, selected by the Committee, who are qualified to give professional medical advice.

     (l) "Employee" means any full-time, nonunion employee of Company. Directors who are not otherwise employed by Company shall not be considered Employees under this Plan.

     (m) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor Act.

     (n) "Fair Market Value" means, as of any given date, the fair market value of a Share or other property determined by such methods or procedures as may be established from time to time by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of a Share as of any date shall be the closing price for a Share on any national securities exchange on which the

Shares are then listed for that date or, if there is no closing price for that date, the closing price on the next preceding date for which there is a closing price, all as reported in the Wall Street Journal.

     (o) "Incentive Stock Option" or "ISO" means an option to purchase Shares which is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code.

     (p) "Insider" means an Employee who is, at the time an Award is made, an insider pursuant to Section 16 of the Exchange Act.

     (q) "Non-Employee Director" means a member of the Board who qualifies as a "Non-Employee Director" as defined in Rule 16b-3(b)(3) of the Exchange Act as it may be amended or replaced from time to time.

     (r) "Nonqualified Stock Option" or "NQSO" means an Option to purchase Shares which is not intended to be an Incentive Stock Option.

     (s) "Option" means an Incentive Stock Option or a Nonqualified Stock
Option.

     (t) "Option Price" means the price at which a Share may be purchased by a Participant pursuant to an Option, as determined by the Committee.

     (u) "Parent" shall have the meaning ascribed to such term in Rule 12b-2 of the Exchange Act.

     (v) "Participant" means an Employee who has outstanding an Award.

     (w) "Performance-Based Awards" means the Performance-Based Restricted Stock Awards and Performance Unit Awards granted to selected Covered Employees pursuant to Articles 7 and 8, but which are subject to the terms and conditions set forth in Article 9. All Performance-Based Awards are intended to qualify as "performance-based compensation" under Section 162(m) of the Code.

     (x) "Performance Criteria" means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period. The Performance Criteria that will be used to establish Performance Goals are limited to the following: pre- or after-tax net earnings, revenue growth, operating income, operating cash flow, return on net assets, return on shareholders' equity, return on assets, return on capital, Share price growth, shareholder returns, gross or net profit margin, earnings per share, price per Share, and market share, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. The Committee shall, within the time prescribed by Section 162(m) of the Code, define in an objective fashion the manner of calculating the Performance Criteria to use for the Performance Period.

     (y) "Performance Goals" means, for a Performance Period, the goals established in writing by the Committee for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used, the Goal may relate to overall Company performance or performance of an operating unit or community. The Committee, in its discretion, may, within the time prescribed by
Section 162(m) of the Code, adjust or modify the calculation of Performance Goals to prevent dilution or enlargement of the rights of Participants, (i) in the event of, in recognition of, or in anticipation of, any unanticipated, unusual nonrecurring or extraordinary corporate item, transaction, event, or development; or (ii) in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

     (z) "Performance Period" means the periods of time, which may be of varying and overlapping durations, as the Committee may select, over which Performance Goals will be measured for the purpose of determining a Participant's right to, and the payment of, a Performance-Based Award.

     (aa) "Performance Unit" means an Award granted to an Employee pursuant to
Article 8.

     (bb) "Period of Restriction" means the period during which the transfer of Shares of Restricted Stock is limited in some way (as determined by the Committee, in its discretion), and the Shares are subject to a substantial risk of forfeiture, as provided in Article 7.

     (cc) "Restricted Stock" means an Award granted to a Participant pursuant to
Article 7.

     (dd) "Retirement" means a voluntary termination of employment by a Participant who has less than 10 years of service with Company at or after age 65, or voluntary termination at or after age 55 for Participants who have at least 10 years of service with Company as of the date of employment termination. The Committee may shorten the years of service or the age requirements.

     (ee) "Shares" means the shares of common stock of Company.

     (ff) "Subsidiary" means any corporation in which Company owns directly, or indirectly through subsidiaries, at least 50% of the total combined voting power of all classes of stock, or any other entity (including, but not limited to, partnerships and joint ventures) in which Company owns at least 50% of the combined equity.

     2.2 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

     2.3 Severability. If a court of competent jurisdiction determines that any portion of this Plan is in violation of any statute, common law, or public policy, then only the portion of this Plan that violate such statute, common law, or public policy shall be stricken. All portions of this Plan that do not violate any statute or public policy shall continue in full force and effect. Further, any court order striking any portion of this Plan shall modify the stricken terms as narrowly as possible, or the Committee may amend the Plan, to give as much effect as possible to the intentions of the parties under this Plan.

                                   ARTICLE 3.

                                 ADMINISTRATION

     3.1 The Committee. The Plan shall be administered by the Human Resources Committee of the Board, or by any other Committee if the Board so determines. In any event, unless otherwise specifically provided by the Board, the Committee shall consist of not less than two Directors, each of whom qualifies as a Non-Employee Director, and an "outside director" under Code Section 162(m) and the regulations thereunder. The members of the Committee shall serve at the discretion of the Board.

     3.2 Authority of the Committee. The Committee shall have full power, except as limited by law or by the Articles of Incorporation or Bylaws of Company, and subject to the provisions herein, to determine the size and types of Awards; to determine the terms and conditions of such Awards including, but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on any Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, based in each case on such considerations as the Committee in its sole discretion determines; to cancel and reissue any Awards granted hereunder in the event the Award lapses for any reason; to construe and interpret the Plan and any agreement or instrument entered into under the Plan; to establish, amend, or waive rules and regulations for the Plan's administration; and (subject to the provisions of Article 13) to amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan. The Committee shall make all other determinations that may be necessary or advisable for the administration of the Plan.

     3.3 Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders or resolutions of the Board of Directors shall be final, conclusive, and binding on all persons, including Company, its stockholders, Employees, Participants, and their estates and beneficiaries.

     3.4 Delegation. As permitted by law, the Committee may delegate to any officer of Company or any committee comprised of officers of Company the authority to take any and all actions permitted or required to be taken by the Committee hereunder; provided that such delegation shall not be permitted with respect to Options or other Awards granted or to be granted to any officer of Company and that, to the extent the Committee delegates authority to grant Options and other Awards hereunder, such delegation shall specify the aggregate number of Shares that may be awarded pursuant to such delegation and may establish the maximum number of Shares that may be subject to any Award made pursuant to such delegation and any other limitations thereon that the Committee may choose to impose.

                                   ARTICLE 4.

                           SHARES SUBJECT TO THE PLAN

     4.1 Number of Shares. Subject to adjustment as provided in Section 4.3, the total number of Shares available for grant under the Plan shall be 500,000.

     4.2 Lapsed Awards. If any Award granted under this Plan is canceled, terminates, expires, or lapses for any reason, any Shares subject to such Award again shall be available for the grant of an Award.

     4.3 Adjustments in Authorized Shares. The Committee may make or provide for such adjustments in the (a) number of Shares covered by outstanding Awards granted hereunder, (b) prices per Share applicable to outstanding Awards and (c) kind of Shares covered thereby, as the Committee in its sole discretion may in good faith determine to be equitably required in order to prevent dilution or enlargement of the rights of Participants that otherwise would result from (x) any stock dividend, stock split, combination or exchange of Shares, recapitalization or other change in the capital structure of Company, (y) any merger, consolidation, spin-off, spin-out, split-off, split-up, reorganization, partial or complete liquidation, other distribution of assets (other than a normal cash dividend), issuance of rights or warrants to purchase securities, or
(z) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event, the Committee may provide in substitution for any outstanding Awards alternative consideration as it may in good faith determine to be equitable under the circumstances, and may require the surrender of all Awards so substituted. The Committee may also make or provide for such adjustments in the number of Shares specified in Section 4.1, 4.4, or 9.5 as the Committee in its sole discretion may in good faith determine to be appropriate in order to reflect any transaction or event described in this Section. Any adjustment pursuant to this Section will be conclusive and binding for all purposes.

     4.4 Limitation on Number of Shares Subject to Award. Notwithstanding any provision in the Plan to the contrary, the maximum number of shares of Stock that may be subject to one or more Awards granted to any one Participant over the term of the Plan shall be 150,000.

                                   ARTICLE 5.

                         ELIGIBILITY AND PARTICIPATION

     5.1 Eligibility. Persons eligible to participate in this Plan include all officers and key Employees of Company, as determined by the Committee.

     5.2 Actual Participation. The Committee may, from time to time, select from all eligible Employees those to whom Awards shall be granted and shall determine the nature and amount of each Award. No Employee shall have any right to be granted an Award under this Plan. Nothing in this Plan shall interfere with or limit the right of Company to terminate any Participant's employment at any time, nor confer on any Participant any right to continue in the employ of Company. Transfer of employment of a Participant between Company and any one of its Subsidiaries (or between Subsidiaries) shall not be a termination of employment.

                                   ARTICLE 6.

                                 STOCK OPTIONS

     6.1 Grant of Options. Options may be granted to Employees at any time and from time to time as shall be determined by the Committee. The Committee shall have discretion in determining the number of Shares subject to Options granted to each Participant. The Committee may grant ISOs, NQSOs, or a combination thereof. Nothing in this Article 6 shall be deemed to prevent the grant of NQSOs in excess of the maximum established for ISOs by Section 422(d) of the Code.

     6.2 Option Agreement. Each Option grant shall be evidenced by an Option Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, and such other provisions as the Committee shall determine. The Option Agreement also shall specify whether the Option is intended to be an ISO within Section 422 of the Code, or a NQSO.

     6.3 Option Price. The Option Price for each grant shall not be less than 100% of the Fair Market Value on the date of grant.

     6.4 Duration of Options. Each Option shall expire at such time as the Committee shall determine at the time of grant; provided, that no Option shall be exercisable later than the 10th anniversary of grant.

     6.5 Exercise of Options. Options shall be exercisable at times and be subject to restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant.

     6.6 Payment. Options shall be exercised by written notice to the Secretary of Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

     The Option Price upon exercise shall be payable to Company either: (a) in cash or its equivalent, or (b) by tendering previously acquired Shares having a Fair Market Value equal to the total Option Price (provided that the Shares which are tendered must have been held by the

Participant for at least 6 months prior to their tender to satisfy the Option Price), or (c) by a combination of (a) and (b).

     The Committee also may allow cashless exercise as permitted under Federal Reserve Board's Regulation T, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Plan's purpose and applicable law. The proceeds from such a payment shall be added to the general funds of Company.

     As soon as practicable after receipt of a written notification of exercise and full payment, Company shall deliver to the Participant, in the Participant's name, Share certificates based upon the number of Shares purchased under the Option(s).

     6.7 Restrictions on Share Transferability. The Committee shall impose restrictions on any Shares acquired pursuant to the exercise of an Option as it may deem advisable, including, without limitation, restrictions under applicable Federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

     6.8 Termination of Employment Due to Death, Disability, or Retirement.

     (a) Termination by Death. If employment is terminated by death, any outstanding Options which are vested as of the date of death shall remain exercisable at any time prior to their expiration date, or for 1 year after the date of death, whichever period is shorter, by such person or persons as shall have been named as the Participant's beneficiary or by anyone that has acquired the Participant's rights under the Option by will or the laws of descent and distribution.

     In addition, Options not vested as of the date of death shall be vested as follows: The percentage vesting of the portion of an Option which would have vested on the anniversary of the date of grant next following employment termination (the "Next Vesting Date"), shall equal a fraction, the numerator of which is the number of full weeks of Participant's employment during the 12-month period ending on the Next Vesting Date, and the denominator of which is 52; and

     Any portion not deemed vested as of the date of employment termination shall expire immediately.

     (b) Termination by Disability. If employment is terminated by Disability, any outstanding Options which are vested as of the date of termination shall remain exercisable at any time prior to their expiration date, or for l year after the date of termination, whichever period is shorter.

     In addition, Options not vested as of the date of termination due to disability shall be vested as determined by the guidelines in Subparagraph (a) of Section 6.8.

     Any Options not deemed vested as of the date of termination due to Disability shall expire immediately.

     (c) Termination by Retirement. If employment is terminated by Retirement, any outstanding Options vested as of the effective date of Retirement shall remain exercisable at any time prior to their expiration date, or for 3 years after the effective date of Retirement, whichever period is shorter.

     In addition, Options not vested as of the effective date of Retirement shall be vested as determined by the guidelines in Subparagraph (a) of Section 6.8.

     Any Options not vested as of the effective date of Retirement shall expire immediately.

     (d) Exercise Limitations on ISOs. In the case of ISOs, the tax treatment prescribed under Section 422 of the Code may not be available if the Options are not exercised within Section 422 prescribed time periods after each of the various types of employment termination.

     (e) Option Agreements. The exercise periods and vesting rules described in Subparagraphs (a), (b), and (c) above shall apply in the absence of any contrary provisions in the Option Agreement. The Committee may prescribe alternative vesting rules and exercise periods in an Option Agreement or may accelerate vesting upon Death, Disability or Retirement, at its discretion.

     6.9 Termination of Employment for Other Reasons. Except as otherwise provided in an Option Agreement, if employment shall terminate for any reason, other than the reasons set forth in Section 6.8 or for Cause, all Options not vested as of the effective date of employment termination shall expire.

     Except as otherwise provided in an Option Agreement, Options vested as of the effective date of termination may be exercised from the effective date of employment termination to 3 months after termination.

     If the employment shall terminate for Cause, all outstanding Options immediately shall be forfeited to Company and no additional exercise period shall be allowed, regardless of the vested status of the Options.

     6.10 Nontransferability of Options. An ISO may not be sold, transferred, or otherwise alienated or hypothecated, other than by will or the laws of descent and distribution. A NQSO may be transferrable subject to terms and conditions established by the Committee. All Options shall be exercisable during his or her lifetime only by Participant or an authorized transferee.

                                   ARTICLE 7.

                                RESTRICTED STOCK

     7.1 Grant of Restricted Stock. Subject to the terms of the Plan, the Committee may grant Shares of Restricted Stock to eligible Employees. The total number of Shares granted pursuant to Restricted Stock Agreements that include only time based restrictions shall not exceed 50,000. The total number of Shares granted pursuant to Restricted Stock Agreements that include restrictions based on achievement of specific performance goals, (including, but not limited to Company-wide, divisional, and/or individual goals) shall not exceed an additional 100,000 Shares.

     7.2 Restricted Stock Agreement. Each Restricted Stock grant shall have a Restricted Stock Agreement that shall specify the Periods of Restriction, the number of Shares granted, and other provisions as the Committee shall determine.

     7.3 Transferability. Except as provided in this Article 7, Shares of Restricted Stock may not be sold, transferred, or otherwise alienated or hypothecated until the end of the Period of Restriction or satisfaction of any other conditions as specified by the Committee or set forth in the Restricted Stock Agreement. All rights to the Restricted Stock shall be available during his or her lifetime only to Participant.

     7.4 Other Restrictions. The Committee shall impose such other restrictions on any Shares of Restricted Stock as it may deem advisable including, without limitation, restrictions based upon the achievement of specific performance goals (Company-wide, divisional, and/or individual), and/or restrictions under applicable Federal or state securities laws; and may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions.

     7.5 Certificate Legend. In addition to any legends placed on certificates pursuant to Section 7.4, each certificate representing Shares of Restricted Stock granted pursuant to the Plan may bear the following legend:

          "The sale or transfer of the Shares represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer in the Del Webb Corporation 2000 Executive Long-Term Incentive Plan, and in a Restricted Stock Agreement. A copy of the Plan and Restricted Stock Agreement may be obtained from the Secretary of Del Webb Corporation."

     7.6 Removal of Restrictions. Except as otherwise provided in this Article 7, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after the last day of the Period of Restriction. Once Shares are released from the restrictions, the Participant shall be entitled to have the legend required by Section 7.5 removed from his or her Share certificate.

     7.7 Voting Rights. During the Period of Restriction, Participants holding Shares of Restricted Stock may exercise full voting rights.

     7.8 Dividends and Other Distributions. During the Period of Restriction, Participants holding Shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to those Shares. If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability and forfeitability as the Shares with respect to which they were paid.

     7.9 Termination of Employment. If employment shall terminate for any reason, except as otherwise stated in the Restricted Stock Agreement, all nonvested shares of Restricted Stock shall be forfeited immediately. The number of Shares of Restricted Stock deemed vested as of the effective date of termination shall be determined pursuant to the guidelines in Sections 6.8 and 6.9, except as otherwise provided in the Restricted Stock Agreement.

                                   ARTICLE 8.

                               PERFORMANCE UNITS

     8.1 Grant of Performance Units. Subject to the terms of the Plan, Performance Units may be granted to eligible Employees as determined by the Committee. The terms on which the Performance Units are granted shall be stated in a Performance Unit Award Agreement

     8.2 Value of Performance Units. Each Performance Unit shall have an initial value established by the Committee at the time of grant. The Committee shall set performance goals in its discretion that will determine the number and/or value of Performance Units that will be paid out.

     8.3 Earning of Performance Units. After the time period during which the goals must be met, the holder of Performance Units shall be entitled to receive payout on the number of Performance Units earned over such period, all as set forth in the Performance Unit Award Agreement.

     8.4 Form and Timing of Payment of Performance Units. Payment of earned Performance Units shall be made in a single lump sum, within 45 calendar days following the end of the time period during which the goals must be met. The Committee, in its sole discretion, may pay earned Performance Units in the form of cash or in Shares (or in a combination thereof) which have an aggregate Fair Market Value equal to the value of the earned Performance Units at the close of such period.

     Prior to the beginning of each period during which the goals must be met, Participants may elect to defer the receipt of the Performance Unit payout upon such terms as the Committee may approve.

     8.5 Termination of Employment Due to Death, Disability, Retirement, or Involuntary Termination (without Cause). In the event employment is terminated by reason of death, Disability, Retirement, or involuntary termination without Cause during a Performance Period, the Participant shall receive a prorated payout of the Performance Units. The prorated payout shall be determined by the Committee, in its sole discretion, based upon the guidelines in Sections 6.8 and 6.9, or such other standards as may be prescribed by the Committee in the Performance Unit Award Agreement, and further adjusted based on the achievement of the preestablished performance goals.

     Payment of earned Performance Units shall be made at the time payments are made to Participants who did not terminate employment during the time period during which the goals must be met.

     8.6 Termination of Employment for Other Reasons. In the event of termination for any reason other than reasons in Section 8.5, unless the Committee determines otherwise, all Performance Units shall be forfeited.

     8.7 Nontransferability. Performance Units may not be sold, transferred or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Participant's rights shall be exercisable during the Participant's lifetime only by the Participant or Participant's legal representative.

                                   ARTICLE 9.

                            PERFORMANCE-BASED AWARDS

     9.1 Purpose. The purpose of Article 9 is to provide the ability to qualify the Restricted Stock Awards under Article 7 and the Performance Unit Awards under Article 8 as "performance-based compensation" under Section 162(m) of the Code. If the Committee, in its discretion, decides to grant a Performance-Based Award to a Covered Employee, the provisions of Article 9 shall control over any contrary provision in Articles 7 or 8.

     9.2 Applicability. Article 9 shall apply only to those Covered Employees receiving Performance-Based Awards. The Committee may, in its discretion, grant Restricted Stock Awards or Performance Unit Awards to Covered Employees that do not satisfy the requirements of Article 9.

     9.3 Discretion of Committee with Respect to Performance Awards. The Committee shall have full discretion to select the Participant, the length of any Performance Period, the type of Performance-Based Awards to be issued, the kind and/or level of the Performance Goal, and whether the Performance Goal is to apply to Company, a Subsidiary or any division or business unit.

     9.4 Payment of Performance Awards. Unless otherwise provided in the Award Agreement, a Participant must be employed by Company or a Subsidiary on the last day of the Performance Period to be eligible for a Performance Award for such Performance Period. A Participant shall be eligible to receive payment only if the Performance Goals are achieved.

     The Committee may reduce or eliminate the amount of the Performance-Based Award for the Performance Period if, in its absolute discretion, a reduction or elimination is appropriate.

     9.5 Maximum Award Payable. Notwithstanding any provision contained in the Plan to the contrary, the maximum Performance-Based Award payable to any Participant for a Performance

Period is 40,000 Shares, or if the Performance-Based Award is paid in cash, such maximum Performance-Based Award shall be determined by multiplying 40,000 by the Fair Market Value of one Share as of the date of the Performance-Based Award.

                                  ARTICLE 10.

                            BENEFICIARY DESIGNATION

     Each Participant may name any beneficiaries (contingently or successively) to whom any benefit is to be paid in case of death before Participant receives all of the benefit. Each such designation shall revoke all prior designations, shall be in a form prescribed by Company, and will be effective only when filed by the Participant in writing with the Human Resources Department of Company during Participant's lifetime. In the absence of any such designation, benefits shall be paid to the Participant's estate.

                                  ARTICLE 11.

                                   DEFERRALS

     The Committee may permit a Participant to defer receipt of the payment of cash or the delivery of Shares that would otherwise be due to Participant by virtue of the exercise of an Option, the lapse or waiver of restrictions with respect to Restricted Stock, or the satisfaction of any goals with respect to Performance Units. If any deferral election is permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals.

                                  ARTICLE 12.

                               CHANGE IN CONTROL

     Upon a Change in Control, unless otherwise specifically prohibited by the terms of Article 16:

          (a) All Options shall become immediately exercisable and shall remain exercisable at any time prior to their expiration date or for 1 year after the Change in Control, whichever period is shorter; provided that, if the Participant is terminated following a Change in Control, the provisions of the Plan regarding exercisability of vested options set forth in Sections
     6.8 and 6.9 shall apply.

          (b) Any restriction periods and restrictions imposed on Restricted Shares shall lapse, and within 10 business days after a Change in Control, the stock certificates representing Shares of Restricted Stock, without any restrictions or legend thereon, shall be delivered to the applicable Participants;

          (c) The value, time and manner of payment of all Performance Units shall be governed by the Performance Unit Award Agreement; and

          (d) Subject to Article 13, the Committee shall have the authority to make any modifications to the Awards as determined to be appropriate before the effective date of the Change in Control.

                                  ARTICLE 13.

                    AMENDMENT, MODIFICATION, AND TERMINATION

     13.1 Amendment, Modification, and Termination. With the approval of the Board, the Committee may terminate, amend, or modify the Plan. However, to the extent necessary and desirable to comply with any applicable law, regulation, or stock exchange rule, the Board shall obtain shareholder approval of any Plan amendment as may be required.

     13.2 Awards Previously Granted. No termination, amendment, or modification of the Plan shall adversely affect any Award previously granted, without the written consent of the Participant holding the Award.

                                  ARTICLE 14.

                                  WITHHOLDING

     The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to Company, an amount sufficient to satisfy Federal, state, and local taxes (including FICA obligation) required to be withheld with respect to any grant, exercise, or payment made as a result of the Plan.

                                  ARTICLE 15.

                                   SUCCESSORS

     All obligations of Company with respect to Awards shall be binding on any successor to Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all the business and/or assets of Company.

                                  ARTICLE 16.

                              REQUIREMENTS OF LAW

     16.1 Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

     16.2 Governing Law. The Plan, and all agreements hereunder, shall be governed by Delaware law.

                                   APPENDIX B

                              DEL WEBB CORPORATION
                    2000 EXECUTIVE MANAGEMENT INCENTIVE PLAN

                                   ARTICLE 1.

                    ESTABLISHMENT, AND PURPOSE, AND DURATION

     1.1 Establishment of the Plan. Del Webb Corporation, a Delaware corporation (the "Company"), hereby establishes an annual incentive plan to be known as the "Del Webb Corporation 2000 Executive Management Incentive Plan" (the "Plan").

     1.2 Purpose of the Plan. The Plan is designed to (i) recognize and reward on an annual basis select Company executives for their contributions to the overall success of the Company, and (ii) qualify compensation paid under the Plan as "performance-based compensation" as that term is defined in Section 162(m) of the Internal Revenue Code of 1986 (the "Code") and the regulations thereunder.

     1.3 Duration of the Plan. Subject to approval by the Company's stockholders, the Plan will commence as of July 1, 2000. If the Plan is not approved by the Company's stockholders, the Plan will not be effective and any grants made under the Plan prior to that date will be void. No award may be made under the Plan after the date the Plan terminates, but awards made prior to that date may extend beyond that date.

                                   ARTICLE 2.

                          DEFINITIONS AND CONSTRUCTION

     2.1 Definitions. Whenever used in the Plan, the following terms shall have the meanings set forth below and, when the meaning is intended, the initial letter of the word is capitalized:

          (a) "Award" means the agreement of the Company to pay compensation to a Participant upon the attainment of specified Performance Goals.

          (b) "Award Agreement" means the written agreement evidencing the terms and conditions of an Award.

          (c) "Board" or "Board or Directors" means the Board of Directors of Del Webb Corporation.

          (d) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

          (e) "Committee" means the Human Resources Committee of the Board or the committee appointed by the Board pursuant to Article 3 to administer the Plan.

          (f) "Company" means Del Webb Corporation, a Delaware corporation, or any successor thereto.

          (g) "Covered Employee" means an Employee who is a "covered employee" within the meaning of Section 162(m) of the Code.

          (h) "Director" means any individual who is a member of the Board of Directors of the Company.

          (i) "Employee" means any full-time, nonunion employee of the Company. Directors who are not otherwise employed by the Company shall not be considered Employees under this Plan.

          (j) "Participant" means a Covered Employee who is designated by the Committee to participate in the Plan for a Performance Period pursuant to
     Article 4.

          (k) "Performance Criteria" means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period. The Performance Criteria that will be used to establish Performance Goals are limited to the following: pre- or after-tax net earnings, revenue growth, operating income, operating cash flow, return on net assets, return on shareholders' equity, return on assets, return on capital, Share price growth, shareholder returns, gross or net profit margin, earnings per Share, price per Share, and market share, any of which may be measured either in absolute terms, or as compared to any incremental increase, or as compared to results of a peer group. The Committee shall, within the time prescribed by Section 162(m) of the Code, define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period for such Participant.

          (l) "Performance Goals" means, for a Performance Period, the goals established in writing by the Committee for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Goal, the Goal may be expressed in terms of overall Company performance or the performance of an operating unit or community. The Committee, in its discretion, may, within the time prescribed by
     Section 162(m) of the Code, adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants, (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development; and (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

          (m) "Performance Period" means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant's right to, and the payment of, compensation under the Plan.

          (n) "Shares" means the shares of common stock of the Company.

     2.2 Severability. In the event that a court of competent jurisdiction determines that any portion of this Plan is in violation of any statute, common law, or public policy, then only the portions of this Plan that violate such statute, common law, or public policy shall be stricken.

     All portions of this Plan that do not violate any statute or public policy shall continue in full force and effect. Further, any court order striking any portion of this Plan shall modify the stricken terms as narrowly as possible to give as much effect as possible to the intentions of the parties under this Plan.

                                   ARTICLE 3.

                                 ADMINISTRATION

     3.1 The Committee. The Plan shall be administered by the Human Resources Committee of the Board, or by any other Committee appointed by the Board consisting of not less than two Directors who are not Employees. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors.

     3.2 Authority of the Committee. The Committee shall have all the authority that is necessary or helpful to enable it to discharge its responsibilities under the Plan. Without limiting the generality of the preceding sentence, the Committee shall have the exclusive right to interpret the Plan, to determine eligibility for participation in the Plan, to decide all questions concerning eligibility for and the amount of Awards payable under the Plan, to establish and administer the Performance Goals and certify whether, and to what extent, they are attained, to cancel and reissue any Awards granted hereunder in the event the Award lapses for any reason (provided that the Committee shall not have the authority to re-price previously issued and currently outstanding Awards without shareholder approval), to construe and interpret any ambiguous provisions of the Plan, to correct any default, to supply any omission, to reconcile any inconsistency, to issue administrative guidelines as an aide to the administration of the Plan, to make regulations for carrying out the Plan, and to decide any and all questions arising in the administration, interpretation, and application of the Plan.

     3.3 Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders or resolutions of the Board of Directors shall be final, conclusive, and binding on all persons, including the Company, its stockholders, Employees, Participants, and their estates and beneficiaries.

     3.4 Section 162(m) Compliance. This Plan shall be administered to comply with Section 162(m) of the Code and, if any provisions of the Plan cause any Award to not qualify as performance-based compensation under Section 162(m) of the Code, that provision shall be stricken from this Plan, but the other provisions of this Plan shall remain in effect. Any action striking any portion of this Plan shall modify the stricken terms as narrowly as possible to give as much effect as possible to the intentions of the parties under this Plan. Furthermore, if any portion of the Plan or any Award Agreement conflicts with
Section 162(m) or the regulations issued thereunder, the provisions of Section 162(m) and such regulations shall control.

                                   ARTICLE 4.

                         ELIGIBILITY AND PARTICIPATION

     4.1 Eligibility. Participation is limited in any fiscal year to Employees who the Committee concludes will be Covered Employees for such year.

     4.2 Actual Participation. From among the Covered Employees eligible to participate each year, the Committee may select those to receive Awards in any one or more Performance Periods under the Plan.

                                   ARTICLE 5.

                                FORM OF AWARDS.

     Awards shall be paid in cash. The Committee may, in its sole discretion, subject any Award to such terms, conditions, restrictions, or limitations (including but not limited to restrictions on transferability, vesting, termination of employment for cause or otherwise, or change of control) that the Committee deems to be appropriate, provided that such terms are not inconsistent with the terms of the Plan or Section 162(m) of the Code. All Awards will be evidenced by an Award Agreement.

                                   ARTICLE 6.

                    DETERMINATION AND LIMITATION OF AWARDS.

     6.1 Determination of Awards. Within the time prescribed by Section 162(m) of the Code for each Performance Period, the Committee shall, in its sole discretion, determine and establish:

          (a) the Performance Goals applicable to the Performance Period for each Participant;

          (b) the total dollar amount payable to each Participant under the Award based upon attaining the Performance Goals; and

          (c) such other terms and conditions of such Award as the Committee determines to be appropriate under the circumstances.

Such determinations shall be reflected in the minutes of a Committee meeting, or in a written action adopted without the necessity of a meeting, and also shall be documented in the Award Agreement.

     6.2 Limitations of Awards. If only one Performance Goal is established for a Performance Period, the Performance Goal for such Performance Period must be achieved in order for a Participant to receive payment for an Award for such Performance Period. If more than one Performance Goal is established for a Performance Period, one or more of the Performance Goals for such Performance Period must be achieved in order for a Participant to receive payment for an Award for such Performance Period, all as set forth in accordance with the terms of the Award Agreement. Furthermore, the Committee is authorized at any time during or after a Performance Period to reduce or eliminate (but not to increase) the amount of an Award payable to any Covered Employee for a Performance Period for any reason.

     6.3 Maximum Awards. Notwithstanding any provision in the Plan to the contrary, the maximum Award payable to any Covered Employee under the Plan for a Performance Period shall be $3,000,000.00.

     6.4 Employment Continuation. Unless otherwise determined by the Committee, provided in the Award Agreement, or required by applicable law, no payment pursuant to this Plan shall be made to a Participant unless the Participant is employed by the Company on the last day of the Performance Period.

     6.5 Deferrals of Payments. In the exercise of its discretion, the Committee may allow a Participant to elect to defer the receipt of all or any portion of an Award. Such deferral shall be made pursuant to the terms and conditions set forth in the Del Webb Corporation Deferred Compensation Plan.

                                   ARTICLE 7.

                              RIGHTS OF EMPLOYEES

     7.1 Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company.

     7.2 Participation. No Employee shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

                                   ARTICLE 8.

                    AMENDMENT, MODIFICATION, AND TERMINATION

     The Committee may suspend or terminate the Plan at any time with or without prior notice. In addition, the Committee may from time to time and with or without prior notice, amend or modify the Plan in any manner, but may not without shareholder approval adopt any amendment that would require the vote of shareholders of the Company pursuant to Section 162(m) of the Code.

                                   ARTICLE 9.

                                  WITHHOLDING

     The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes (including the Participant's FICA obligation) required by law to be withheld with respect to any grant, exercise, or payment made under or as a result of this Plan.

                                  ARTICLE 10.

                                   SUCCESSORS

     All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

                                  ARTICLE 11.

                              REQUIREMENTS OF LAW

     11.1 Requirements of Law. The granting of Awards under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies as may be required.

     11.2 Governing Law. The Plan, and all agreements hereunder, shall be governed by the laws of the State of Delaware.

                                   APPENDIX C

                        PARTICIPANTS IN THE SOLICITATION

     Under applicable regulations of the Securities and Exchange Commission, each member of the Board and certain executive officers of the Company may be deemed to be a "participant" in the Company's solicitation of proxies from the Company's shareholders to vote in favor of the Company's slate of director nominees, the approval of 2000 Executive Long-Term Incentive Plan, the approval of 2000 Executive Management Incentive Plan and the ratification of the appointment of KPMG LLP as the principal independent public accounting firm of the Company at the Annual Meeting of Shareholders of the Company. Set forth below with respect to each participant are his or her name, principal occupation or employment, business address, the amount of securities of the Company beneficially owned and additional information concerning transactions in shares of stock of the Company during the past two years. Unless otherwise indicated, the business address of each participant is 6001 N. 24th Street, Phoenix, Arizona, 85016.

DIRECTORS AND DIRECTOR NOMINEES

     The principal occupations of the Company's directors and director nominees who are deemed participants in the solicitation are set forth on pages 3 and 4 of this proxy statement. The principal business address of Mr. Leroy C. Hanneman, Jr. is that of the Company. The name, business and address of the other directors and director nominees are as follows:

NAME                         ADDRESS
----                         -------
Philip J. Dion.............  c/o Del Webb Corporation
                             6001 North 24th Street, Phoenix, AZ 85016
D. Kent Anderson...........  c/o Freedom Hill Farm
                             2200 Post Oak Blvd, Suite 505, Houston, TX 77056
Michael O. Maffie..........  Southwest Gas Corporation
                             5241 Spring Mountain Road, Las Vegas, NV 89102
Dr. J. Russell Nelson......  c/o Del Webb Corporation
                             6001 North 24th Street, Phoenix, AZ 85016
Peter A. Nelson............  c/o Del Webb Corporation
                             6001 North 24th Street, Phoenix, AZ 85016
Michael E. Rossi...........  c/o Del Webb Corporation
                             6001 North 24th Street, Phoenix, AZ 85016
Glenn W. Schaeffer.........  Mandalay Resort Group
                             3950 Las Vegas Blvd. South, Las Vegas, NV 89119
C. Anthony Wainwright......  McKinney & Silver
                             1900 W. Commercial Blvd., Ft. Lauderdale, FL, 33309
Sam Yellen.................  c/o Del Webb Corporation
                             6001 North 24th Street, Phoenix, AZ 85016

EXECUTIVE OFFICERS

     The principal occupations of certain executive officers of the Company who may be deemed participants in the solicitation are set forth below. The principal business address of each such person is that of the Company.

NAME                                          PRINCIPAL OCCUPATION
----                                          --------------------
LeRoy C. Hanneman, Jr......  President and Chief Executive Officer
John H. Gleason............  Executive Vice President -- Community Planning &
                             Development
John A. Spencer............  Executive Vice President and Chief Financial Officer
Anne L. Mariucci...........  Sr. Vice President -- Family and Country Club
                             Communities
Robertson C. Jones.........  Sr. Vice President and General Counsel
Donald V. Mickus...........  Vice President, Treasurer and Secretary
David E. Rau...............  Vice President and Controller

INFORMATION REGARDING OWNERSHIP OF THE COMPANY'S SECURITIES BY PARTICIPANTS

     The number of shares of stock of the Company held by the directors and named executive officers is set forth on page 16 of this proxy statement. The number of shares of common stock held by the other participants as of August 31, 2000, including all shares such person has the right to acquire within sixty
(60) days of such date, is set forth below:

NAME                                                          STOCK OWNERSHIP
----                                                          ---------------
Robertson C. Jones..........................................      48,656
Donald V. Mickus............................................      72,757
David E. Rau................................................      34,165

INFORMATION REGARDING TRANSACTIONS IN THE COMPANY'S SECURITIES BY PARTICIPANTS

     The following table sets forth purchases and sales of the Company's securities by the participants listed below during the past two years. Unless otherwise indicated, all transactions are in the public market.

                                                            NUMBER OF SHARES OF
                                                                COMMON STOCK
NAME                                             DATE      ACQUIRED OR (DISPOSED)    FOOTNOTE
----                                           --------    ----------------------    --------
Philip J. Dion...............................  06/20/00            20,100               (1)
                                               06/20/00           (10,720)              (2)
                                               06/20/00            (3,287)              (2)
                                               05/02/00           100,000               (1)
                                               05/02/00           (67,741)              (2)
                                               05/02/00           (11,613)              (2)
                                               11/04/99              (630)              (2)
                                               11/08/99            (2,102)              (2)
                                               11/08/99              (981)              (2)
                                               11/30/99            (2,102)              (2)
                                               11/30/99              (981)              (2)
                                               11/30/99              (981)              (2)
                                               11/30/99              (981)              (2)
                                               11/30/99              (630)              (2)
                                               11/30/99              (630)              (2)
                                               11/30/99              (630)              (2)
                                               11/30/99              (630)              (2)

                                                            NUMBER OF SHARES OF
                                                                COMMON STOCK
NAME                                             DATE      ACQUIRED OR (DISPOSED)    FOOTNOTE
----                                           --------    ----------------------    --------
                                               11/15/99              (928)              (2)
                                               11/30/99              (928)              (2)
                                               11/30/99              (928)              (2)
                                               01/29/99           (11,294)              (2)
                                               01/29/99            20,000               (1)
                                               11/02/98            (2,190)              (2)
                                               11/04/98             9,000               (5)
                                               11/06/98              (981)              (2)
                                               11/09/98            (2,103)              (2)
                                               11/16/98              (928)              (2)
                                               11/04/98            20,000               (4)
D. Kent Anderson.............................  11/22/99             2,000               (4)
                                               11/20/98             2,000               (4)
LeRoy C. Hanneman, Jr. ......................  05/11/00              (701)              (2)
                                               07/31/00             7,500               (1)
                                               07/31/00            (3,991)              (2)
                                               07/31/00            (1,229)              (2)
                                               11/04/99            (1,629)              (2)
                                               11/04/99            15,000               (5)
                                               11/08/99              (455)              (2)
                                               11/08/99              (350)              (2)
                                               11/15/99              (385)              (2)
                                               11/04/99            75,000               (4)
                                               05/06/99             4,500               (1)
                                               05/11/99              (701)              (2)
                                               11/02/98              (525)              (2)
                                               11/04/98             4,650               (5)
                                               11/06/98              (350)              (2)
                                               11/09/98              (455)              (2)
                                               11/16/98              (385)              (2)
                                               11/04/98            11,100               (4)
Michael O. Maffie............................  11/22/99             2,000               (4)
                                               11/20/98             2,000               (4)
                                               11/04/98             4,000               (4)
Dr. J. Russell Nelson........................  11/22/99             2,000               (4)
                                               11/20/98             2,000               (4)
Peter A. Nelson..............................  11/22/99             2,000               (4)
                                               11/20/98             2,000               (4)
Michael E. Rossi.............................  11/22/99             2,000               (4)
                                               11/20/98             2,000               (4)

                                                            NUMBER OF SHARES OF
                                                                COMMON STOCK
NAME                                             DATE      ACQUIRED OR (DISPOSED)    FOOTNOTE
----                                           --------    ----------------------    --------
Glenn W. Schaeffer...........................  11/22/99             2,000               (4)
                                               11/20/98             2,000               (4)
                                               11/04/98             4,000               (4)
C. Anthony Wainwright........................  11/22/99             2,000               (4)
                                               11/20/98             2,000               (4)
Sam Yellen...................................  04/14/00             1,000               (6)
                                               11/22/99             2,000               (4)
                                               11/20/98             2,000               (4)
John A. Spencer..............................  07/27/00             7,500               (1)
                                               11/04/99              (928)              (2)
                                               11/04/99             3,000               (5)
                                               11/08/99              (350)              (2)
                                               11/08/99              (280)              (2)
                                               11/15/99              (280)              (2)
                                               11/04/99             7,500               (4)
                                               05/26/99             2,500               (6)
                                               03/09/99             5,000               (1)
                                               11/02/98              (525)              (2)
                                               11/04/98             2,650               (5)
                                               11/06/98              (280)              (2)
                                               11/09/98              (350)              (2)
                                               11/16/98              (280)              (2)
                                               11/04/98             7,100               (4)
John H. Gleason..............................  08/01/00             5,500               (1)
                                               08/01/00            (2,902)              (2)
                                               08/01/00              (910)              (2)
                                               01/24/00            10,000               (1)
                                               01/24/00            (4,417)              (2)
                                               01/24/00            (2,126)              (2)
                                               11/04/99              (928)              (2)
                                               11/04/99             3,000               (5)
                                               11/08/99              (455)              (2)
                                               11/08/99              (280)              (2)
                                               11/15/99              (280)              (2)
                                               11/04/99             7,500               (4)
                                               04/27/99             5,500               (1)
                                               11/16/98              (280)              (2)
                                               11/09/98              (455)              (2)
                                               11/06/98              (280)              (2)
                                               11/04/98             7,100               (4)
                                               11/04/98             2,650               (5)
                                               11/02/98              (525)              (2)
Anne L. Mariucci.............................  08/01/00             7,500               (1)
                                               12/27/99              (560)              (7)
                                               11/04/99              (928)              (2)

                                                            NUMBER OF SHARES OF
                                                                COMMON STOCK
NAME                                             DATE      ACQUIRED OR (DISPOSED)    FOOTNOTE
----                                           --------    ----------------------    --------
                                               11/04/99             3,000               (5)
                                               11/08/99              (455)              (2)
                                               11/08/99              (280)              (2)
                                               11/15/99              (280)              (2)
                                               11/04/99             7,500               (4)
                                               11/02/98              (525)              (2)
                                               11/04/98             2,650               (5)
                                               11/06/98              (280)              (2)
                                               11/09/98              (455)              (2)
                                               11/12/98              (400)              (2)
                                               11/16/98              (280)              (2)
                                               11/04/98             7,100               (4)
Robertson C. Jones...........................  11/04/99              (928)              (2)
                                               11/04/99             3,000               (5)
                                               11/08/99              (210)              (2)
                                               11/08/99              (280)              (2)
                                               11/15/99              (245)              (2)
                                               11/04/99             7,500               (4)
                                               11/02/98              (341)              (2)
                                               11/04/98             2,650               (5)
                                               11/06/98              (280)              (2)
                                               11/09/98              (210)              (2)
                                               11/16/98              (245)              (2)
                                               11/04/98             7,100               (4)
Donald V. Mickus.............................  06/21/00             7,500               (1)
                                               06/21/00            (7,500)              (1)
                                               11/04/99              (630)              (2)
                                               11/04/99             2,000               (5)
                                               11/08/99              (210)              (2)
                                               11/08/99              (210)              (2)
                                               11/15/99              (175)              (2)
                                               11/04/99             5,000               (4)
                                               03/10/99             4,000               (1)
                                               11/02/98              (350)              (2)
                                               11/04/98             1,800               (5)
                                               11/06/98              (210)              (2)
                                               11/09/98              (210)              (2)
                                               11/16/98              (175)              (2)
                                               11/04/98             4,450               (4)
David E. Rau.................................  11/04/99              (630)              (2)
                                               11/04/99             2,000               (5)
                                               11/08/99              (210)              (2)
                                               11/08/99              (210)              (2)
                                               11/15/99              (175)              (2)
                                               11/04/99             5,000               (4)

                                                            NUMBER OF SHARES OF
                                                                COMMON STOCK
NAME                                             DATE      ACQUIRED OR (DISPOSED)    FOOTNOTE
----                                           --------    ----------------------    --------
                                               12/23/98              (370)              (7)
                                               11/02/98              (350)              (2)
                                               11/04/98             1,800               (5)
                                               11/06/98              (210)              (2)
                                               11/09/98              (210)              (2)
                                               11/16/98              (175)              (2)
                                               11/04/98             4,450               (4)

---------------
(1) Exercise of stock option.

(2) Payment of exercise price or tax liability by delivering or withholding securities incident to the receipt, exercise or vesting of a security issued in accordance with Rule 16b-3.

(3) Open market (sale).

(4) Stock option grant.

(5) Restricted stock grant.

(6) Open market purchase.

(7) Gift (given) or received.

MISCELLANEOUS INFORMATION CONCERNING PARTICIPANTS

     Except as described in this Appendix C or in this Proxy Statement, to the best of the knowledge of the Company, none of the participants nor any of their respective affiliates or associates (together, the "Participant Affiliates"),
(i) directly or indirectly beneficially owns any shares of Common Stock of the Company or any securities of any subsidiary of the Company or (ii) has had any relationship with the Company in any capacity other than a shareholder, employee, officer or director. Furthermore, except as described in this Appendix C or in this proxy statement, to the best knowledge of the Company, no Participant or Participant Affiliate is either a party to any transaction or series of transactions since September 1, 1999, or has knowledge of any currently proposed transaction or series of transactions, (i) to which the Company or any of its subsidiaries was or is to be a party, (ii) in which the amount involved exceeds $60,000, and (iii) in which any Participant or Participant Affiliate had or will have, a direct or indirect material interest.

     Except for the employment agreements described in the proxy statement, to the best knowledge of the Company, no Participant or Participant Affiliate has entered into any agreement or understanding with any person respecting any future employment by the Company or its affiliates or any future transactions to which the Company or any of its affiliates will or may be a party. Except as described in this Appendix C or in this proxy statement, there are no contracts, arrangements or understandings by any Participant or Participant Affiliate within the past year with any person with respect to the Company's securities.

               PRELIMINARY PROXY MATERIAL--SUBJECT TO COMPLETION
PROXY                         DEL WEBB CORPORATION                         PROXY
                ANNUAL MEETING OF SHAREHOLDERS--NOVEMBER 2, 2000

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints LeRoy C. Hanneman, Jr., Robertson C. Jones and Donald V. Mickus and each of them, proxies with full power of substitution and revocation, acting unanimously and voting or if only one is present and voting then that one, to vote, as designated below, all shares of Common Stock of Del Webb Corporation held of record by the undersigned on September 5, 2000, at the Annual Meeting of Shareholders to be held on November 2, 2000, and at any adjournment or adjournments thereof, with all the powers the undersigned would possess if present.
    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3 BELOW

    1. Election of three directors to Class I of the Board of Directors (Check one box only):

        [ ] FOR all nominees listed below (except as marked to the contrary below):

        [ ] WITHHOLD authority to vote for all nominees listed below.
     LEROY C. HANNEMAN, JR.    GLENN W. SCHAEFFER    C. ANTHONY WAINWRIGHT

    (INSTRUCTIONS: To withhold authority to vote for any individual nominee, check the "FOR all nominees" box above and write that nominee's name in the space provided below.)

--------------------------------------------------------------------------------

    2. Approval of the Del Webb Corporation 2000 Executive Long-Term Incentive
       Plan:
                  FOR ----      AGAINST ----      ABSTAIN ----

    3. Approval of the Del Webb Corporation 2000 Executive Management Incentive
       Plan:
                  FOR ----      AGAINST ----      ABSTAIN ----

                     PLEASE SIGN AND DATE THE REVERSE SIDE.

    4. Ratification of the appointment of KPMG Peat Marwick LLP as the principal independent public accounting firm of the Company for the year ending June 30, 1999:
                  FOR ----      AGAINST ----      ABSTAIN ----

    5. In the proxies' discretion on such other matters as may properly come before the meeting on any adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3 AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.

                                              Dated ----------, 2000

                                              ----------------------------------
                                                         (Sign Here)

                                              ----------------------------------
                                                 (Sign Here, if Held Jointly)

                                              Please sign EXACTLY as your name
                                              appears hereon. When signing as
                                              attorney, executor, administrator,
                                              trustee or guardian, please give
                                              full title. If more than one
                                              trustee, all should sign. All
                                              joint owners should sign. If a
                                              corporation, sign in full
                                              corporate name by president or
                                              other authorized officer. If in a
                                              partnership, sign in partnership
                                              name by authorized person.

                                              --- Please check if you plan to
                                              attend the shareholder meeting.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.